CREDIT AGREEMENT

                            Dated as of June 30, 1995

                                      among

                                LADISH CO., INC.

                                  as Borrower,

                            THE LENDERS NAMED HEREIN

                                   as Lenders,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                               as Agent and Lender

                                TABLE OF CONTENTS


   1.   AMOUNT AND TERMS OF CREDIT . . . . . . . . . . . . . . . . . . .    1
        1.1  Credit Facilities . . . . . . . . . . . . . . . . . . . . .    1
        1.2  Letters of Credit . . . . . . . . . . . . . . . . . . . . .    3
        1.3  Prepayment  . . . . . . . . . . . . . . . . . . . . . . . .    3
        1.4  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . .    5
        1.5  Interest on Revolving Credit Loan . . . . . . . . . . . . .    5
        1.6  Eligible Accounts . . . . . . . . . . . . . . . . . . . . .    7
        1.7  Eligible Inventory  . . . . . . . . . . . . . . . . . . . .    8
        1.8  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
        1.9  Cash Management Systems; Daily Sweep  . . . . . . . . . . .    8
        1.10 Receipt of Payments . . . . . . . . . . . . . . . . . . . .    9
        1.11 Application and Allocation of Payments  . . . . . . . . . .    9
        1.12 Loan Account and Accounting . . . . . . . . . . . . . . . .   10
        1.13 Indemnity . . . . . . . . . . . . . . . . . . . . . . . . .   10
        1.14 Access  . . . . . . . . . . . . . . . . . . . . . . . . . .   12
        1.15 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
        1.16 Capital Adequacy; Increased Costs; Illegality . . . . . . .   13

   2.   CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . .   15
        2.1  Conditions to the Initial Loans . . . . . . . . . . . . . .   15
        2.2  Further Conditions to Each Revolving Credit Advance . . . .   19

   3.   REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . .   19
        3.1  Corporate Existence; Compliance with Law  . . . . . . . . .   20
        3.2  Executive Offices . . . . . . . . . . . . . . . . . . . . .   20
        3.3  Corporate Power, Authorization, Enforceable Obligations . .   20
        3.4  Financial Statements and Projections  . . . . . . . . . . .   21
        3.5  Collateral Reports  . . . . . . . . . . . . . . . . . . . .   21
        3.6  Material Adverse Effect . . . . . . . . . . . . . . . . . .   21
        3.7  Ownership of Property; Liens  . . . . . . . . . . . . . . .   22
        3.8  Restrictions; No Default  . . . . . . . . . . . . . . . . .   22
        3.9  Labor Matters . . . . . . . . . . . . . . . . . . . . . . .   23
        3.10 Ventures, Subsidiaries and Affiliates; Outstanding Stock
             and Indebtedness  . . . . . . . . . . . . . . . . . . . . .   23
        3.11 Government Regulation . . . . . . . . . . . . . . . . . . .   23
        3.12 Margin Regulations  . . . . . . . . . . . . . . . . . . . .   24
        3.13 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
        3.14 ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
        3.15 No Litigation . . . . . . . . . . . . . . . . . . . . . . .   26
        3.16 Brokers . . . . . . . . . . . . . . . . . . . . . . . . . .   26
        3.17 Employment Matters  . . . . . . . . . . . . . . . . . . . .   26
        3.18 Patents, Trademarks, Copyrights and Licenses  . . . . . . .   26
        3.19 Full Disclosure . . . . . . . . . . . . . . . . . . . . . .   27
        3.20 Hazardous Materials . . . . . . . . . . . . . . . . . . . .   27
        3.21 Insurance Policies  . . . . . . . . . . . . . . . . . . . .   27
        3.22 Deposit and Disbursement Accounts . . . . . . . . . . . . .   27
        3.23 Government Contracts  . . . . . . . . . . . . . . . . . . .   28
        3.24 Customer and Trade Relations  . . . . . . . . . . . . . . .   28
        3.25 Agreements and Other Documents  . . . . . . . . . . . . . .   28
        3.26 FEIN  . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

   4.   FINANCIAL STATEMENTS AND INFORMATION . . . . . . . . . . . . . .   28
        4.1  Reports and Notices . . . . . . . . . . . . . . . . . . . .   28
        4.2  Communication with Accountants  . . . . . . . . . . . . . .   29

   5.   AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . .   29
        5.1  Maintenance of Existence and Conduct of Business  . . . . .   29
        5.2  Payment of Obligations  . . . . . . . . . . . . . . . . . .   29
        5.3  Books and Records . . . . . . . . . . . . . . . . . . . . .   30
        5.4  Litigation  . . . . . . . . . . . . . . . . . . . . . . . .   30
        5.5  Insurance . . . . . . . . . . . . . . . . . . . . . . . . .   30
        5.6  Compliance with Laws  . . . . . . . . . . . . . . . . . . .   32
        5.7  [Intentionally Omitted].  . . . . . . . . . . . . . . . . .   32
        5.8  Supplemental Disclosure . . . . . . . . . . . . . . . . . .   32
        5.9  Employee Plans  . . . . . . . . . . . . . . . . . . . . . .   32
        5.10 Environmental Matters . . . . . . . . . . . . . . . . . . .   32
        5.11 Landlords' Agreements, Bailee Letters and Mortgagee
             Agreements  . . . . . . . . . . . . . . . . . . . . . . . .   33
        5.12 Leased Locations of Collateral  . . . . . . . . . . . . . .   33

   6.   NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . .   33
        6.1  Mergers, Subsidiaries, Etc  . . . . . . . . . . . . . . . .   33
        6.2  Investments; Loans and Advances . . . . . . . . . . . . . .   33
        6.3  Indebtedness  . . . . . . . . . . . . . . . . . . . . . . .   33
        6.4  Employee Loans and Affiliate Transactions . . . . . . . . .   34
        6.5  Capital Structure and Business  . . . . . . . . . . . . . .   34
        6.6  Guaranteed Indebtedness . . . . . . . . . . . . . . . . . .   34
        6.7  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
        6.8  Sale of Assets  . . . . . . . . . . . . . . . . . . . . . .   35
        6.9  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
        6.10 Financial Covenants . . . . . . . . . . . . . . . . . . . .   36
        6.11 Hazardous Materials . . . . . . . . . . . . . . . . . . . .   36
        6.12 Sale-Leasebacks . . . . . . . . . . . . . . . . . . . . . .   36
        6.13 Cancellation of Indebtedness  . . . . . . . . . . . . . . .   36
        6.14 Restricted Payments . . . . . . . . . . . . . . . . . . . .   36
        6.15 Management Agreements . . . . . . . . . . . . . . . . . . .   36
        6.16 Leases  . . . . . . . . . . . . . . . . . . . . . . . . . .   36
        6.17 Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . .   37
        6.18 Change of Corporate Name or Location  . . . . . . . . . . .   37
        6.19 Cash Management . . . . . . . . . . . . . . . . . . . . . .   37
        6.20 Technology Development Arrangements . . . . . . . . . . . .   37

   7.   TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
        7.1  Termination . . . . . . . . . . . . . . . . . . . . . . . .   38
        7.2  Survival of Obligations Upon Termination of Financing
             Arrangements  . . . . . . . . . . . . . . . . . . . . . . .   38

   8.   EVENTS OF DEFAULT: RIGHTS AND REMEDIES . . . . . . . . . . . . .   38
        8.1  Events of Default . . . . . . . . . . . . . . . . . . . . .   38
        8.2  Remedies  . . . . . . . . . . . . . . . . . . . . . . . . .   41
        8.3  Waivers by Borrower . . . . . . . . . . . . . . . . . . . .   41

   9.   ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT  . . . . . .   42
        9.1  Assignment and Participations . . . . . . . . . . . . . . .   42
        9.2  Appointment of Agent  . . . . . . . . . . . . . . . . . . .   43
        9.3  Agent's Reliance, Etc.  . . . . . . . . . . . . . . . . . .   44
        9.4  GE Capital and Affiliates . . . . . . . . . . . . . . . . .   45
        9.5  Lender Credit Decision  . . . . . . . . . . . . . . . . . .   45
        9.6  Indemnification . . . . . . . . . . . . . . . . . . . . . .   46
        9.7  Successor Agent . . . . . . . . . . . . . . . . . . . . . .   46
        9.8  Setoff and Sharing of Payments  . . . . . . . . . . . . . .   47
        9.9  Disbursement of Funds . . . . . . . . . . . . . . . . . . .   47
        9.10 Advances; Payments; Information; Non-Funding Lenders  . . .   48

   10.  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . .   51
        10.1 Successors and Assigns  . . . . . . . . . . . . . . . . . .   51

   11.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . .   52
        11.1  Complete Agreement; Modification of Agreement  . . . . . .   52
        11.2  Amendments and Waivers . . . . . . . . . . . . . . . . . .   52
        11.3  Fees and Expenses  . . . . . . . . . . . . . . . . . . . .   53
        11.4  No Waiver  . . . . . . . . . . . . . . . . . . . . . . . .   54
        11.5  Remedies . . . . . . . . . . . . . . . . . . . . . . . . .   54
        11.6  Severability . . . . . . . . . . . . . . . . . . . . . . .   55
        11.7  Conflict of Terms  . . . . . . . . . . . . . . . . . . . .   55
        11.8  Authorized Signature . . . . . . . . . . . . . . . . . . .   55
        11.9  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . .   55
        11.10 Notices  . . . . . . . . . . . . . . . . . . . . . . . . .   56
        11.11 Section Titles . . . . . . . . . . . . . . . . . . . . . .   56
        11.12 Counterparts . . . . . . . . . . . . . . . . . . . . . . .   56
        11.13 WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . .   56
        11.14 Press Releases . . . . . . . . . . . . . . . . . . . . . .   57
        11.15 Reinstatement  . . . . . . . . . . . . . . . . . . . . . .   57

                         INDEX OF EXHIBITS AND SCHEDULES


   Exhibit A           -    Form of Notice of Revolving Credit Advance
   Exhibit B           -    Form of Borrowing Base Certificate
   Exhibit C           -    Form of Revolving Credit Note
   Exhibit D           -    Form of Term Note
   Exhibit E           -    Form of Security Agreement


   Schedule  1.1(a)    -    Responsible Individual
   Schedule  1.9       -    List of Bank Accounts
   Schedule  3.2       -    Executive Offices
   Schedule  3.4(A)    -    Financial Statements
   Schedule  3.4(B)    -    Pro Forma
   Schedule  3.4(C)    -    Projections
   Schedule  3.7       -    Real Estate and Leases
   Schedule  3.9       -    Labor Matters
   Schedule  3.10      -    Ventures, Subsidiaries and Affiliates;
                            Outstanding Stock
   Schedule  3.13      -    Tax Matters
   Schedule  3.14      -    ERISA Plans
   Schedule  3.15      -    Litigation
   Schedule  3.16      -    Brokers Fees
   Schedule  3.17      -    Employment Matters
   Schedule  3.18      -    Intellectual Property
   Schedule  3.20      -    Hazardous Materials
   Schedule  3.21      -    Insurance Policies
   Schedule  3.22      -    Deposit and Disbursement Accounts
   Schedule  3.23      -    Government Contracts
   Schedule  3.25      -    Material Agreements
   Schedule  3.28      -    Fein Numbers
   Schedule  5.1       -    Trade Names
   Schedule  6.3       -    Indebtedness
   Schedule  6.4(a)    -    Transactions with Affiliates
   Schedule  6.4(b)    -    Employee Compensation
   Schedule  6.7       -    Existing Liens
   Schedule  8.1       -    Additional Terms
   Schedule  11.8      -    Authorized Signatures


   Schedule A (Recitals)              -    Definitions
   Schedule B (Section 1.2)           -    Letters of Credit
                                           Documents
   Schedule C (Section 1.6)           -    Eligible Accounts
   Schedule D (Section 1.7)           -    Eligible Inventory
   Schedule E (Section 1.9)           -    Cash Management Systems
   Schedule F (Section 2.1(b))        -    Schedule of Additional Closing
                                           Documents
   Schedule G (Section 4.1(a))        -    Financial Statements and
                                           Projections -- Reporting
   Schedule H (Section 4.1(b))        -    Collateral Reports
   Schedule I (Section 6.11)          -    Financial Covenants
   Schedule J (Section 11.10)         -    Notice Addresses
   Schedule K (Section 9.10(a)(iii))  -    Wire Transfer Account Information

             This CREDIT AGREEMENT, dated as of June 30, 1995 among LADISH CO., INC., a Wisconsin corporation ("Borrower"), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders, and the other Lenders signatory hereto.

                                    RECITALS


             WHEREAS, Borrower desires that Lenders extend a revolving and term credit facility to Borrower for the purpose of refinancing certain indebtedness of Borrower, to provide working capital financing for Borrower and to provide funds for other general corporate purposes of Borrower; and Borrower desires to borrow up to Forty-Three Million Dollars ($43,000,000) from Lenders, and Lenders are willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein;

             WHEREAS, Borrower desires to secure all of its obligations under the Loan Documents by granting to Agent, on behalf of Lenders, a security interest in and lien upon all of its personal and real property;

             WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Schedule A. All Schedules, Exhibits and other attachments hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

             NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

   1.   AMOUNT AND TERMS OF CREDIT

             1.1 Credit Facilities.

             (a) Revolving Credit Facility. (i) Upon and subject to the terms and conditions hereof, each Lender, severally and not jointly, agrees to make available, from time to time, until the Commitment Termination Date, for Borrower's use and upon the request of Borrower therefor, its Pro Rata Share of advances (each, a "Revolving Credit Advance") in an aggregate amount which shall not at any given time exceed the lesser at such time of (A) the Maximum Revolving Credit Loan and (B) an amount equal to the Borrowing Base less the amount of the Letter of Credit Obligations at such time ("Borrowing Availability"); provided, however, that in no event shall the Revolving Credit Loan of any Lender exceed its Revolving Credit Loan Commitment less its Pro Rata Share of the Letter of Credit Obligations at such time. Until all amounts outstanding in respect of the Revolving Credit Loan shall become due and payable on the Commitment Termination Date, subject to the terms and conditions hereof Borrower may from time to time borrow, repay and reborrow under this Section 1.1(a). Each Revolving Credit Advance shall be made on notice by Borrower to the individual at the Agent identified on Schedule 1.1(a) at the address specified thereon, given no later than (i) 11:00 a.m. (Chicago time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (ii) 11:00 a.m. (Chicago time) on the day which is three (3) Business Days prior to the proposed Revolving Credit Advance in the case of a LIBOR Loan; provided, however, that unless Borrower shall also have complied with the requirements of
   Section 1.5(e), all such Revolving Credit Advances shall bear interest by reference to the Index Rate; provided, further that any Revolving Credit Advance requested as a LIBOR Loan shall be in a minimum amount of $1,000,000 and multiples of $500,000 in excess of such amount. Each such notice (a "Notice of Revolving Credit Advance") shall be substantially in the form of Exhibit A hereto, specifying therein the requested date, the amount and type of such Revolving Credit Advance, and such other information as may be required by Agent and shall be given in writing (by telecopy or overnight courier) or by telephone confirmed immediately in writing. Agent shall be entitled to rely upon, and shall be fully protected under this Agreement in relying upon, any Notice of Revolving Credit Advance believed by Agent to be genuine and to assume that each Person executing and delivering the same was duly authorized unless the responsible individual acting thereon for Agent shall have, at the time of reliance thereon, actual knowledge to the contrary.

             (ii) Borrower shall execute and deliver to each Lender a note to evidence the Revolving Credit Loan, such note to be in the principal amount of the Revolving Credit Loan Commitment of such Lender, dated the Closing Date and substantially in the form of Exhibit C hereto (each a "Revolving Credit Note" and, collectively, the "Revolving Credit Notes"). The Revolving Credit Notes shall represent the obligation of Borrower to pay the amount of the Revolving Credit Loan Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Advances made by Lenders to Borrower and all other obligations together with interest thereon as prescribed in Section 1.5. The date and amount of each Revolving Credit Advance and each payment of principal with respect thereto shall be recorded on the books and records of Agent, which books and records shall constitute prima facie evidence of the accuracy of the information therein recorded. The entire unpaid balance of the Revolving Credit Loan shall be immediately due and payable on the Commitment Termination Date.

             (b) Term Loan. Upon and subject to the terms and conditions hereof, each Lender having a Term Loan Commitment severally and not jointly agrees to make a term loan to Borrower on the Closing Date (all such term loans, collectively, being the "Term Loan") in the original principal amount of its Term Loan Commitment. The Term Loan shall be evidenced by Term Notes substantially in the form of Exhibit D, and Borrower shall execute and deliver the same to each such Lender.

             The principal amount of the Term Loan shall be payable in sixteen (16) consecutive quarterly installments on the last day of March, June, September and December of each year, commencing September 30, 1996, in the following respective scheduled installments:

             Installments 1 through 4      $375,000 each;
             Installments 5 through 12     $500,000 each; and
             Installments 13 through 16    $625,000 each.

   Installment 16 shall be due and payable on June 30, 2000 and shall be in the amount of $625,000 or the then remaining principal balance of the Term Loan if different than such amount. Amounts paid on the Term Loan may not be reborrowed.

             1.2 Letters of Credit. Subject to the terms and conditions of Schedule B, Agent agrees to issue or guaranty Letters of Credit for the benefit of Borrower.

             1.3 Prepayment. (a) In the event that the outstanding balance of the Revolving Credit Loan shall, at any time, exceed the lesser at such time of (i) the Maximum Revolving Credit Loan and (ii) the Borrowing Base less the outstanding amount of the Letter of Credit Obligations, Borrower shall immediately repay the Revolving Credit Loan in the amount of such excess. In the event that the sum of the outstanding balance of the Revolving Credit Loan plus the Letter of Credit Obligations shall at any time exceed the Borrowing Base, Borrower shall immediately repay the Revolving Credit Loan in the amount of such excess, together with the payment of any LIBOR breakage funding costs in accordance with Section 1.13(c).

             (b) Immediately upon receipt by Borrower of net proceeds (after deducting all expenses, including commissions, taxes payable, and amounts payable to holders of prior liens, if any, and an appropriate reserve for income taxes in connection therewith) of any asset disposition permitted by Section 6.8(ii) or (iii), Borrower shall prepay the Loans with such net proceeds (i) if such proceeds are Special Proceeds, in accordance with clause (f) below, and (ii) otherwise in accordance with clause (e) below, in each case together with the payment of any LIBOR breakage funding costs in accordance with Section 1.13(c). As used in this Section 1.3(b), "Special Proceeds" shall mean (x) proceeds of the sale of Borrower's real estate located in Houston, Texas, and (y) proceeds (other than from sales of machinery, equipment or dies and other than from the sale of the real estate in Houston, Texas) not exceeding in the aggregate $500,000 per Fiscal Year on a noncumulative basis.

             (c) In the event that Borrower receives proceeds from the issuance of any Stock after June 30, 1996, no later than the third Business Day following the date of receipt of such proceeds Borrower shall prepay the Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs associated therewith, which prepayment shall be applied in accordance with clause (f) below, together with the payment of any LIBOR breakage funding costs in accordance with Section 1.13(c).

             (d) Borrower shall have the right at any time on thirty (30) days' prior written notice to Agent to voluntarily prepay all or part of the Term Loan, and/or to voluntarily prepay all or part of the Revolving Credit Loan and in connection therewith permanently reduce or terminate the Revolving Credit Loan Commitment, provided that any such voluntary prepayment shall be accompanied by the payment of the fee required by
   Section 1.8(c), if any, plus the payment of any LIBOR funding breakage costs in accordance with Section 1.13(c). Upon any such prepayment and permanent reduction or termination of the Revolving Credit Loan Commitment, Borrower's right to receive Revolving Credit Advances shall simultaneously terminate or be permanently reduced, as the case may be.

             (e) Any prepayments required under clause (b) above to be applied under this clause (e) shall be applied in satisfaction of the Obligations as follows:

             (i) First, to the Term Loan and accrued interest with respect thereto, to prepay scheduled installments of such Term Loan in inverse order of maturity until the Term Loan shall have been prepaid in full;

            (ii) Second, to the principal amount of the Revolving Credit Loan outstanding and accrued interest with respect thereto until the same shall have been paid in full, and the Revolving Credit Loan Commitment shall automatically be permanently reduced by the amount of such prepayments;

           (iii) Third, to cash collateralize the undrawn portion of any Letters of Credit; and

            (iv)  Fourth, to all remaining Obligations.

             (f) Any prepayments required under clause (b) or (c) above to be applied under this clause (f) shall be applied in satisfaction of the Obligations as follows:

             (i) First, to the principal amount of the Revolving Credit Loan outstanding and accrued interest with respect thereto until the same shall have been paid in full;

             (ii) Second, to the Term Loan and accrued interest with respect thereto, to prepay scheduled installments of such Term Loan in inverse order of maturity until the Term Loan shall have been prepaid in full;

             (iii) Third, to cash collateralize the undrawn portion of any Letters of Credit; and

             (iv) Fourth, to all remaining Obligations.

             (g) Any cash collateral required by this Section 1.3 shall be held by the Agent in a separate cash collateral account subject to the security interest and lien of the Security Agreement and the terms of Schedule B. The Borrower shall have no access to such account.

             1.4 Use of Proceeds.   Borrower shall utilize the proceeds of
   Revolving Credit Advances solely for the Refinancing (and to pay any related transaction expenses) and for the financing of ordinary working capital and general corporate needs (but excluding in any event any direct or indirect redemption, purchase, repayment or defeasance of any Stock of Borrower.

             1.5 Interest on Revolving Credit Loan. (a) Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at a rate equal to: (A) with respect to the Revolving Credit Loan, the Index Rate plus the Applicable Margin, or, at the election of Borrower in accordance with Section 1.5(e), the applicable LIBOR Rate plus the Applicable Margin, based on the amounts outstanding from time to time under the Revolving Credit Loan; and (B) with respect to the Term Loan, the Index Rate plus the Applicable Margin or, at the election of Borrower in accordance with Section 1.5(e), the applicable LIBOR Rate plus the Applicable Margin.

             (b) If any payment on the Revolving Credit Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

             (c) All computations of interest shall be made by Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. The Index Rate shall be determined as of the last day of each month and shall be in effect at such rate during the succeeding calendar month. Each determination by Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error or bad faith.

             (d) So long as any Event of Default shall have occurred and be continuing, and after written notice from Agent to Borrower, the interest rates applicable to the Revolving Credit Loan and any other Obligations shall be increased by two percent (2%) per annum above the rate of interest otherwise applicable hereunder ("Default Rate").

             (e) Provided no Event of Default shall have occurred and be continuing, Borrower may elect by 11:00 a.m. (Chicago time) on the third
   (3rd) Business Day prior to (i) the date of any proposed Revolving Credit Advance which is to bear interest at the LIBOR Rate, (ii) the end of each LIBOR Period with respect to any LIBOR Loans, or (iii) the date on which Borrower wishes to convert any Index Rate Loan to a LIBOR Loan, to have all or some portion of the Revolving Credit Loan or the Term Loan bear interest at the LIBOR Rate for the next succeeding LIBOR Period as designated by Borrower in such election. If no election is received with respect to a LIBOR Loan by 11:00 A.M. (Chicago time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect to such LIBOR Loan (or if a Default or an Event of Default shall have occurred and be continuing), such LIBOR Loan shall be converted to an Index Rate Loan at the end of the LIBOR Period. Borrower shall make such election by notice to Agent in writing, by telecopy or overnight courier. Borrower shall have the option to (1) convert at any time all or any part of the outstanding Revolving Credit Loan or Term Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis, or (2) upon the expiration of any LIBOR Period applicable to a LIBOR Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount as a LIBOR Loan and the succeeding LIBOR Period(s) of such continued Loan shall commence on the last day of the LIBOR Period of the Loan to be continued; provided that LIBOR Loans may only be converted into Index Rate Loans on the expiration date of a LIBOR Period applicable thereto; and provided, further, that no outstanding Loan may be made or continued as, or be converted into, a LIBOR Loan when any Event of Default has occurred and is continuing; and provided, further, that no Loan may be made as converted into a LIBOR Loan until five (5) days after the Closing Date, and only two (2) LIBOR Periods shall be in effect at any one time for the Term Loan and not more than six
   (6) LIBOR Periods shall be in effect at any one time for the Revolving Credit Loan.

             (f)  Notwithstanding anything to the contrary set forth in this
   Section 1.5, if, at any time until payment in full of all of the Obligations, the rate of interest payable hereunder exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, from the making of such advances hereunder is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, the interest rate payable hereunder shall be the rate of interest provided in Sections 1.5(b) through (e) of this Agreement, unless and until the rate of interest again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 1.5 (f), shall make a final determination that a Lender has received interest hereunder or under any of the other Loan Documents in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid hereunder in respect of the Loans, then to the outstanding principal of the Loans, then to Fees and any other unpaid Obligations and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

             1.6 Eligible Accounts. Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall determine which Accounts shall be deemed to be "Eligible Accounts" for purposes of determining the amounts, if any, to be advanced to Borrower under the Revolving Credit Loan. In determining whether a particular Account constitutes an Eligible Account, Agent shall not include any such Account which meets any of the criteria set forth in Schedule C.

             1.7 Eligible Inventory. Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall determine which Inventory shall be deemed to be "Eligible Inventory" for purposes of determining the amounts, if any, to be advanced to Borrower under the Revolving Credit Loan. In determining whether any particular Inventory constitutes Eligible Inventory, Agent shall not include Inventory which meets any of the criteria set forth in Schedule D.

             1.8 Fees. (a) Borrower shall pay to GE Capital, individually, the fees specified in that certain Fee Letter, dated of even date herewith (the "GE Capital Fee Letter"), at the times specified for payment therein.


             (b) As additional compensation for Lenders' costs and risks in making the Revolving Credit Loan available to Borrower, Borrower agrees to pay to Agent, for the ratable benefit of Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrower's non-use of available funds (the "Non-use Fee") in an amount equal to one-half of one percent (1/2%) per annum (calculated on the basis of a 360 day year for actual days elapsed) of the difference between the respective daily averages of
   (i) the Maximum Revolving Credit Loan (as it may be adjusted from time to time hereunder) and (ii) the amount of the Revolving Credit Loan outstanding during the period for which the Non-Use Fee is due.

             (c) Except as set forth in Section 1.3(d) above, if, prior to July 1, 1998, Borrower shall prepay the Term Loans, Borrower shall pay to the Agent, for the benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available to Borrower hereunder an amount determined by multiplying (i) in the case of a prepayment of the Term Loan on or before June 30, 1997, two percent (2%) by the sum of the outstanding principal balance of the Term Loan at the date of such prepayment (or, in the case of a partial prepayment, by the amount so prepaid) and (ii) in the case of a permanent prepayment of the Term Loan after June 30, 1997 and on or before June 30, 1998, one percent (1%) by the sum of the outstanding principal balance of the Term Loans at the date of such prepayment (or, in the case of a partial prepayment, by the amount so prepaid).

             1.9 Cash Management Systems; Daily Sweep. On or prior to the Closing Date, Borrower will establish and will maintain until the Termination Date, the cash management systems described on Schedule E. The Revolving Credit Loan shall be repaid at the close of each Business Day to the extent of the balance in the Collection Account as more fully described on Schedule E.

             1.10 Receipt of Payments. Borrower shall make each payment under this Agreement not later than noon (Chicago time) on the day when due in lawful money of the United States of America in immediately available funds to the Collection Account. For purposes of computing interest and fees and determining the amount of funds available for borrowing by Borrower pursuant to Section 1.1(a), (a) all payments (including cash sweeps) consisting of cash, wire or electronic transfers in immediately available funds shall be deemed received on the date of deposit thereof in the Collection Account and notice to Agent of such deposit before the time specified above, and (b) all payments consisting of checks, drafts, or similar non-cash items shall be deemed received on the day of receipt of good funds following deposit of any such payment in the Collection Account and notice to Agent of such deposit.

             1.11 Application and Allocation of Payments. Borrower hereby irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations of Borrower, to cash collateralize the undrawn portion of any Letters of Credit, and in repayment of the Revolving Credit Loan and Term Loans as Agent may deem advisable notwithstanding any previous entry by Agent upon the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, the same shall be applied in the following order: (i) to then due and payable expenses of the Agent and to then due and payable Fees; (ii) to then due and payable interest payments on the Revolving Credit Loan and Term Loan; (iii) to principal payments on the Revolving Credit Loan and Term Loan; (iv) to cash collateralize the undrawn portion of any Letters of Credit, and (v) to all other then due and payable Obligations. Agent is authorized to, and at its option may, make or cause to be made Revolving Credit Advances on behalf of Borrower for payment of all Fees, expenses, Charges, costs, principal, interest, or other Obligations owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to promptly pay any such amounts as and when due, even if such Revolving Credit Advance would cause total Revolving Credit Advances to exceed Borrowing Availability or the Maximum Revolving Credit Loan amount. At Agent's option and to the extent permitted by law, any advances so made shall be deemed Revolving Credit Advances constituting part of the Revolving Credit Loan hereunder. Any cash collateral required by this Section 1.11 shall be held by the Agent in a separate cash collateral account subject to the security interest and lien of the Security Agreement and the terms of Schedule B. The Borrower shall have no access to such account.

             1.12 Loan Account and Accounting. Agent shall maintain a loan account (the "Loan Account") on its books to record: (a) all Revolving Credit Advances and the Term Loan, (b) all payments made by Borrower, and (c) all other appropriate debits and credits as provided in this Agreement with respect to the Revolving Credit Loan and Term Loan or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. Borrower shall pay all Obligations as such amounts become due or are declared due pursuant to the terms of this Agreement.

             The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower; provided, that, any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's obligations to pay the Obligations. Agent shall render to Borrower a monthly accounting of transactions under the Revolving Credit Loan and Term Loans setting forth the balance of the Loan Account. Each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein, unless Borrower, within thirty (30) days after the date any such accounting is rendered, shall notify Agent in writing of any objection which Borrower may have to any such accounting, describing the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower.

             1.13 Indemnity. (a) Borrower shall jointly and severally indemnify and hold each of Agent, Lenders, their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended under this Agreement and the other Loan Documents or in connection with or arising out of the transactions contemplated hereunder and thereunder or any actions or failures to act in connection therewith, including any and all Environmental Liabilities and Costs; provided, that Borrower shall not be liable for any indemnification to such Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from such Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction after all possible appeals have been exhausted. NEITHER AGENT, ANY LENDER, NOR ANY OTHER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED OR TERMINATED UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

             (b) Borrower hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or Borrower's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents to influence Borrower's conduct with respect to the ownership, operation or management of any of its Real Estate.

             (c) Borrower understands that in connection with Lenders' arranging to provide the LIBOR Rate interest option with respect to the Revolving Credit Loan and Term Loans from time to time at the option of Borrower on the terms provided herein, Lenders may enter into funding arrangements with third parties ("Funding Arrangements") on terms and con-ditions which could result in losses to such Lenders if such LIBOR Rate funds do not remain outstanding at the interest rates provided herein for the entire LIBOR Period with respect to which the LIBOR Rate has been fixed. Consequently, in order to induce Lenders to provide such LIBOR Rate option on the terms provided herein and in consideration of Lenders entering into such Funding Arrangements from time to time, if any LIBOR Loans are repaid in whole or in part prior to the last day of any such LIBOR Period therefor (whether such repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise), Borrower shall indemnify and hold harmless each Lender from and against and in respect of any and all losses, costs and expenses resulting from, or arising out of or imposed upon or incurred by such Lender by reason of the liquidation or reemployment of funds acquired or committed to be acquired by such Lender to fund such LIBOR Loans pursuant to the Funding Arrangements. The amount of any losses, costs or expenses resulting in an obligation of Borrower to make a payment pursuant to the foregoing sentence shall not include any losses attributable to lost profit to Lenders but shall represent the excess, if any, of (A) such Lender's cost of borrowing the LIBOR Rate funds pursuant to the Funding Arrangements over (B) the return to such Lender on its reinvestment of such funds; provided, however, that if any Lender terminates any Funding Arrangements in respect of the LIBOR Loans, the amount of such losses, costs and expenses shall include the cost to such Lender of such termination. In reinvesting any funds borrowed by any Lender pursuant to the Funding Arrangements, such Lender shall take into consideration the remaining maturity of such borrowings. As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to the next preceding sentence, and such calculation shall be binding on the parties hereto unless Borrower shall object thereto in writing within ten (10) Business Days of receipt thereof.

             1.14 Access. (a) Borrower shall provide full access during normal business hours, from time to time upon three (3) Business Days' prior notice, to Agent and any of its officers, employees and agents, as frequently as Agent determines, in its reasonable discretion, to be appropriate (unless a Default or Event of Default shall have occurred and be continuing, in which event Agent and its officers, employees, designees, agents and representatives shall have access at any and all times and without any advance notice), to the properties, facilities, books, records, suppliers, customers, advisors and employees (including officers) of Borrower, to the Collateral, to the accountants (including Arthur Andersen LLP) of Borrower and to the work papers of such accountants, if available. Without limiting the generality of the foregoing, Borrower shall (i) permit Agent, and any of its officers, employees, agents and representatives, to inspect, audit and make extracts from all of Borrower's records, files and books of account and (ii) permit Agent, and any of its officers, employees, agents and representatives, to inspect, review and evaluate the Accounts and Inventory at Borrower's locations and at premises not owned by or leased to Borrower. Borrower shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books, records, board minutes, contracts, insurance policies, environmental audits, business plans, files, financial statements (actual and pro forma), filings with federal, state and local regulatory agencies, and other instruments and documents which Agent may request. Borrower shall deliver any document or instrument necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for Borrower, and shall maintain records or supporting documentation on media, including computer tapes and discs owned by Borrower. Borrower shall instruct their certified public accountants to make available to Agent such information and records as Agent may request.

             (b) A fee of $400 per day per individual (plus all out-of-pocket costs and expenses) in connection with Agent's field examinations permitted under Section 1.14(a) above and Section 4(c) of the Security Agreement shall be charged against the Revolving Credit Facility in connection with each field audit conducted after the Closing Date.

             1.15 Taxes. (a) Any and all payments by Borrower hereunder or under the Revolving Credit Notes or Term Notes shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Revolving Credit Notes or Term Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.

             (b) Borrower shall indemnify and pay, within ten (10) days of demand therefor, Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

             (c) Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Agent, at its address referred to in
   Section 11.10, the original or a certified copy of a receipt evidencing payment thereof.

             1.16     Capital Adequacy; Increased Costs; Illegality.  (a)
   In the event that any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction has the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time within fifteen (15) days after notice and demand on Borrower by such Lender (together with the certificate referred to in the next sentence and with a copy to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrower and Agent shall, absent manifest error, be final, conclusive and binding for all purposes, unless Borrower within ten (10) days after demand for payment of such additional amount(s) shall notify Agent and such Lender in writing of any objection which Borrower may have to such computation, describing the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Such Lender's determination, based upon the facts available, of the computation shall (absent manifest error) be final, binding and conclusive on Borrower.

             (b) If, due to either (i) the introduction of or any change in or in the judicial or governmental interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining of any Loan, then Borrower shall from time to time, within fifteen (15) days after notice and demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and Agent by such Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error, unless Borrower within ten (10) days after demand for payment of such additional amount(s) shall notify Agent and such Lender in writing of any objection which Borrower may have to such computation, describing the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Such Lender's determination, based upon the facts available, of the computation shall (absent manifest error) be final, binding and conclusive on Borrower. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to in clause (i) or (ii) above which would result in any such increased cost to such Lender, such Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.16(b).

             (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in or in the judicial or governmental interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless such Lender is able to agree to make or to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of such Lender without, in such Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) on the last day of each LIBOR Period applicable thereto, Borrower shall prepay in full all outstanding LIBOR Loans or convert such LIBOR Loans into Index Rate Loans.

             (d) Upon the Agent obtaining actual knowledge of the occurrence of any of the events set forth in this Section 1.16, Agent shall promptly notify Borrower of the occurrence of such event. Borrower shall have the right within five (5) days of receipt of such notice to convert any outstanding LIBOR Loans to Index Rate Loans.

             (e) Foreign Lenders. Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax or are subject to United States withholding tax at a reduced rate under an applicable statute or tax treaty shall provide to Borrower and Agent a properly completed and executed Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service or the United States certifying as to such Foreign Lender's entitlement to such exemption or reduced rate or withholding with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes (a "Certificate of Exemption"). Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request of Borrower or Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and Agent. No Person may become a Lender hereunder if such Person is unable to deliver a Certificate of Exemption.

             If a Foreign Lender does not provide a Certificate of Exemption to Borrower and Agent within the time periods set forth in the preceding paragraph, Borrower shall withhold taxes from payments to such Foreign Lender at the applicable statutory rate and Borrower shall not be required to pay any additional amounts as a result of such withholding; provided, however, that all such withholding shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Borrower and Agent.

   2.   CONDITIONS PRECEDENT

             2.1 Conditions to the Initial Loans.

             Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of Agent and Lenders hereunder, Borrower shall have no rights under this Agreement (but shall have all applicable obligations hereunder), and no Lender shall be obligated to make any Loan on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied, in Agent's sole discretion, or waived in writing by Agent:

             (a) Credit Agreement. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, Agent and Lenders.

             (b) Loan Documents. Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all documents, instruments, agreements and legal opinions listed in the Schedule of Documents attached hereto as Schedule F, each in form and substance satisfactory to Agent.

             (c) Repayment of Prior Loans. A pay-off letter(s) satisfactory to Agent confirming that all of the Prior Lender Obligations will be repaid in full from the proceeds of the initial Revolving Credit Advance and Term Loan or otherwise terminated and all Liens upon any of the property of Borrower in favor of Prior Lender shall be terminated by Prior Lender immediately upon such payment or termination.

             (d) Governmental Approvals. Evidence satisfactory to Agent that Borrower has obtained consents and acknowledgments of all Persons whose consents and acknowledgments may be required, including, but not limited to, all requisite Governmental Authorities, to the terms, and to the execution and delivery, of this Agreement, the other Loan Documents and the consummation of the transactions contemplated hereby and thereby.

             (e) Insurance. Evidence satisfactory to Agent that the insurance policies provided for in Section 3.21 and Schedule 3.21 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Agent, in favor of Agent, on behalf of Lenders, and in form and substance satisfactory to Agent.

             (f) Opening Availability. The Eligible Accounts and Eligible Inventory supporting the initial Revolving Credit Advance and the amount of the reserves to be established on the Closing Date shall be sufficient in value, as determined by Agent, to provide Borrower with excess Borrowing Availability, after giving effect to the initial Revolving Credit Advance, the Term Loan, the amount of any Letter of Credit Obligations under the Revolving Credit Loan and any initial Letter of Credit Obligations (on a pro forma basis and without any deterioration in trade payables) of at least $1,000,000.

             (g) Payment of Fees. Payment by Borrower to GE Capital of the fees required to be paid on the Closing Date in the respective amounts specified in GE Capital Fee Letter.

             (h) Officer's Certificate. Agent shall have received duly executed originals of a certificate of the chief executive officer and the Financial Officer of Borrower, dated the Closing Date, stating that since December 30, 1994, to the best of their knowledge and belief, after due inquiry (i) there has been no material adverse change in the business, results of operations, financial condition or prospects of Borrower or the industries in which Borrower operates; (ii) no litigation other than as disclosed on Schedule 3.15 has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by this Agreement and the other Loan Documents; (iii) there have been no dividends or other distributions to Borrower's stockholders; and (iv) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Borrower.

             (i) Accountants Letters. Agent, on behalf of Lenders, shall have received a letter satisfactory in form and substance to Agent signed by Borrower's independent certified public accountants, acknowledging that Agent and Lenders are entitled to rely upon such accountant's certification of Borrower's financial statements.

             (j) Compliance with Laws. Agent shall have received evidence satisfactory to Agent and its counsel that Borrower is in compliance in all material respects, with all applicable foreign, federal, state and local laws and regulations, including those relating to labor and environmental matters and ERISA.

             (k) Waivers. Agent, on behalf of Lenders, shall have received landlord waivers and consents, bailee letters and mortgagee agreements in form and substance satisfactory to Agent, in each case as required pursuant to Section 5.11. In the event Borrower is unable to obtain a landlord waiver and consent, bailee letter and/or mortgage agreement acceptable to Agent as to any such location on or before the Closing Date, Eligible Inventory at that location shall be subject to a reserve established by Agent in accordance with Section 5.11.

             (l) Mortgages. Mortgages covering all of the Real Estate other than Borrower's regional sales office facilities not co-located with a manufacturing facility (the "Mortgaged Properties") together with: (a) copies of existing title insurance policies, as-built surveys, zoning letters and certificates of occupancy, the contents of which are in each case satisfactory to Agent in its sole discretion; (b) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of Agent, to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on each Mortgaged Property in favor of Agent for the benefit of itself and Lenders (or in favor of such other trustee as may be required or desired under local law); and (c) an opinion of counsel in each state in which any Mortgaged Property is located in form and substance and from counsel satisfactory to Agent.

             (m) Other Indebtedness. The terms and conditions of all long-term debt of Borrower shall be acceptable to Agent, in its sole discretion, and Agent and Lenders shall have received any and all subordination and/or intercreditor agreements, all in form and substance reasonably satisfactory to Agent, in its sole discretion, as Agent shall have deemed necessary or appropriate with respect to such indebtedness.

             (n) Environmental Reports. Agent shall have received copies of existing environmental review and audit reports with respect to the properties of Borrower and Agent shall be satisfied, in its sole discretion, with the contents of all such environmental reports.

             (o) Audited Financials. Agent shall have received Borrower's most recent draft financial statements prepared by Arthur Andersen LLP.

             (p) Real Estate Appraisals. Agent shall have received copies of existing real estate appraisals of the Real Estate owned by Borrower and shall be satisfied with the contents thereof in its sole discretion.

             (q) Financial Condition. Borrower shall have provided Agent with their current operating statements, a consolidated balance sheet and statement of cash flows, and projections, and a Borrowing Base Certificate certified by Borrower's Financial Officer for each Division, in each case in form and substance satisfactory to Agent, and Agent shall be satisfied, in its sole discretion, with all of the foregoing, including:

                  (i) the Pro Forma as of the Closing Date in accordance with Section 3.4 hereof;

                 (ii)  Projections in accordance with Section 3.4 hereof;

                (iii) Borrower's most recent audited and unaudited financial statements; and

                 (iv) a certificate of the Chief Executive Officer and/or the Financial Officer of Borrower, based on such Pro Forma, Projections and financial statements, to the effect that (A) Borrower will be Solvent upon the consummation of the transactions contemplated herein; (B) the Pro Forma fairly presents the financial condition of Borrower as of the date thereof after giving effect to the transactions contemplated by the Loan Documents; (C) the Projections are reasonable estimates of the future financial performance of the Borrower subsequent to the date thereof based upon the historical performance of the Borrower; and (D) containing such other statements with respect to the solvency of Borrower and matters related thereto as the Agent shall request.

             2.2 Further Conditions to Each Revolving Credit Advance. It shall be a further condition to the Term Loan, to the initial and each subsequent Revolving Credit Advance and to the incurrence of the initial and any subsequent Letter of Credit Obligations that the following statements shall be true on the date of each such advance or funding, as the case may be:

             (a) All of Borrower's representations and warranties contained herein or in any of the other Loan Documents shall be true and correct on and as of the Closing Date and the date on which each Revolving Credit Advance is made (or Letter of Credit Obligation is incurred) as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement.

             (b) No Material Adverse Effect shall have occurred since the date hereof.

             (c) No event shall have occurred and be continuing, or would result from the making of any Revolving Credit Advance (or the incurrence of any Letter of Credit Obligations), which constitutes or would constitute a Default or an Event of Default.

             (d) After giving effect to each Revolving Credit Advance (or Letter of Credit Obligations) the aggregate principal amount of the Revolving Credit Loan shall not exceed the maximum amount permitted by
   Section 1.3(a) without requiring that a payment be made to Agent or any Lender.

   The request and acceptance by Borrower of the proceeds of the Term Loan or any Revolving Credit Advance or the incurrence of any Letter of Credit Obligations shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

   3.   REPRESENTATIONS AND WARRANTIES

             To induce Lenders to make the Revolving Credit Loan and Term Loan and to incur Letter of Credit Obligations, Borrower makes the following representations and warranties to Agent and each Lender, each and all of which shall survive the execution and delivery of this
   Agreement:

             3.1 Corporate Existence; Compliance with Law. Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has been duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (ii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (iii) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (iv) is in compliance with its certificate or articles of incorporation and by-laws; and (v) is in compliance with all applicable provisions of law.

             3.2 Executive Offices. The current location of Borrower's chief executive office and principal place of business is set forth in
   Schedule 3.2 and, as of the Closing Date, none of such locations have changed within the past six (6) months.

             3.3 Corporate Power, Authorization, Enforceable Obligations.
   The execution, delivery and performance by Borrower of the Loan Documents and all other instruments and documents to be delivered by Borrower, and the creation of all Liens provided for therein: (i) are within Borrower's corporate power; (ii) have been duly authorized by all necessary or proper corporate and shareholder action; (iii) are not in contravention of any provision of Borrower's certificate or articles or incorporation or bylaws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of Borrower other than those in favor of Agent, on behalf of itself and Lenders, all pursuant to the Loan Documents; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(d), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered for the benefit of or on behalf of Borrower, and each Loan Document shall then constitute a legal, valid and binding obligation of Borrower enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by application of general principles of equity.

             3.4 Financial Statements and Projections. All financial statements (the "Financial Statements"), except for the Projections, concerning Borrower which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein and except, with respect to unaudited financial statements, for the absence of footnotes and normal year-end audit adjustments) and, to the best of Borrower's knowledge and belief after due inquiry, do present fairly in all material respects the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

             (a)  The following financial statements attached hereto as
   Schedule 3.4(A) have been delivered on the date hereof:

             (i) The audited balance sheet at December 31, 1993 and related statement of income, certified by Arthur Andersen LLP and the draft audited balance sheet at December 31, 1994 and related statement of income prepared by Arthur Andersen LLP.

            (ii) The unaudited balance sheet at March 31, 1995 and the related statement of income for the Fiscal Quarter then ended.

             (b) Pro Forma. The Pro Forma delivered on the date hereof and attached hereto as Schedule 3.4(B) was prepared by Borrower based on the unaudited balance sheet of March 31, 1995 and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

             (c) Projections. The Projections delivered on the date hereof and attached hereto as Schedule 3.4(C) have been prepared by Borrower in light of past operations of its business, and reflect projections for the three-year period beginning on January 1, 1995 on a quarter-by-quarter basis for the first year and on a year-by- year basis thereafter. The Projections represent as of the date hereof the good faith and reasonable estimates of the future financial performance of Borrower based on its historical performance (it being understood that such Projections are not warranties of future performance).

             3.5 Collateral Reports. Borrower has delivered the Collateral Reports identified on Schedule H and each such Collateral Report complies with the description thereof contained on Schedule H.

             3.6 Material Adverse Effect. Since December 31, 1994, Borrower has not incurred any obligations, contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the pro forma balance sheet of Borrower and which could, alone or in the aggregate, have or result in a Material Adverse Effect. No Material Adverse Effect has occurred between December 31, 1994 and the Closing Date.

             3.7 Ownership of Property; Liens.  (a) Except as described on
   Schedule 3.7, the real estate ("Real Estate") listed on Schedule 3.7 constitutes all of the real property owned, leased, or used in its business by Borrower. Borrower (i) owns good and marketable fee simple title to all of its owned real estate, and valid and marketable leasehold interests in all of its Leases (both as lessor and lessee, sublessee or assignee), all as described on Schedule 3.7, and (ii) good and marketable title to, or valid leasehold interests in, all of its other properties and assets, and none of the properties and assets of Borrower are subject to any Liens, except Permitted Encumbrances; and Borrower has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and duly effected all recordings, filings and other actions necessary to establish, protect and perfect Borrower's right, title and interest in and to all such real estate and other assets or property. Except as described on Schedule 3.7,
   (i) neither Borrower nor any other party to any such Lease described on
   Schedule 3.7 is in default of its obligations thereunder or has delivered or received any notice of default under any such Lease, and no event has occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such Lease; (ii) Borrower does not own or hold nor is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by Borrower except as set forth therein; and (iii) no portion of any real property owned or leased by Borrower has suffered any material damage by fire or other casualty loss or a Release which has not heretofore been completely repaired and restored to its original condition or is being remedied. All permits required to have been issued or appropriate to enable the real property owned or leased by Borrower to be lawfully occupied and used for all of the purposes for which they are currently occupied and used, have been lawfully issued and are, as of the date hereof, in full force and effect.

             3.8 Restrictions; No Default. No contract, lease, agreement or other instrument to which Borrower is a party or by which it or any of its properties or assets is bound or affected and no provision of applicable law or governmental regulation has or results in a Material Adverse Effect, or could have or result in a Material Adverse Effect. Borrower is not in default, and to Borrower's knowledge no third party is in default, under or with respect to any material contract, agreement, lease or other instrument to which it is a party.

             3.9 Labor Matters. No strikes or other labor disputes against Borrower are pending or, to Borrower's knowledge, threatened. Hours worked by and payment made to employees of Borrower have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters. All payments due from Borrower on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Borrower. Except as set forth in Schedule 3.9, Borrower has no obligations under any collective bargaining agreement, management agreement, consulting agreement or any material employment agreement. There is no organizing activity involving Borrower pending or, to Borrower's knowledge, threatened by any labor union or group of employees. Except as set forth in Schedule 3.9, there are no representation proceedings pending or, to Borrower's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of Borrower has made a pending demand for recognition. Except as set forth in Schedule 3.9, there are no complaints or charges against Borrower pending or threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Borrower of any individual.

             3.10 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Borrower has no Subsidiaries, is not engaged in any joint venture or partnership with any other Person, and, except as set forth on Schedule 3.10, is not an Affiliate of any other Person. Borrower previously has furnished Agent the identity of each Shareholder known by Borrower to own or control all the issued and outstanding Stock of Borrower. Except as set forth in Schedule 3.10, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which Borrower may be required to issue or sell any Stock or other equity security. As of the Closing Date, all outstanding Indebtedness of Borrower is described in Section 6.3 (including Schedule 6.3).

             3.11 Government Regulation. Borrower is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder, and the making of the Revolving Credit Advances and Term Loan by Lenders, the incurrence of the Letter of Credit Obligations, the application of the proceeds thereof and repayment thereof by Borrower and the consummation of the transactions contemplated by this Agreement and the other Loan Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

             3.12 Margin Regulations. Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such term is defined in Regulation U or G of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). Borrower does not own any Margin Stock, and the proceeds of the Revolving Credit Advances and Term Loan will not be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board.

             3.13 Taxes. All federal, state, local and foreign tax returns, reports and statements, including, but not limited to, information returns required to be filed by Borrower have been filed with the appropriate Governmental Authority and all Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), and Borrower has paid when due and payable all Charges required to be paid by it excluding, in each case, Charges or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by Borrower from its respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Schedule 3.13 sets forth as of the Closing Date those taxable years for which Borrower's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Schedule 3.13, Borrower has not executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Borrower is not liable for any Charges or the documents delivered in connection therewith: (i) under any agreement (including, without limitation, any tax sharing agreements) or (ii) to the best of Borrower's knowledge, as a transferee. As of the Closing Date, Borrower has not agreed or been requested to make any adjustment under IRC
   Section 481(a) by reason of a change in accounting method or otherwise which would have a Material Adverse Effect.

             3.14 ERISA. (a) Schedule 3.14 lists all Plans maintained or contributed to by Borrower and all Qualified Plans maintained or contributed to by any ERISA Affiliate, and separately identifies the Title IV Plans, Multiemployer Plans, any multiple employer plans subject to
   Section 4064 of ERISA, unfunded Pension Plans, Welfare Plans and Retiree Welfare Plans. Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and to the best knowledge of Borrower nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA, and with respect to each Plan, other than a Qualified Plan, all required contributions and benefits have been paid in accordance with the provisions of each such Plan. Neither Borrower nor any ERISA Affiliate, with respect to any Qualified Plan, has failed to make any contribution or pay any amount due as required by Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. With respect to all Retiree Welfare Plans, the present value of future anticipated expenses pursuant to the latest actuarial projections of liabilities does not exceed $55,000,000 as of September 30, 1994, and copies of such latest projections have been provided to Agent. Neither Borrower nor any ERISA Affiliate thereof has engaged in a prohibited transaction, as defined in Section 4975 of the IRC or Section 406 of ERISA, in connection with any Plan, which would subject Borrower (after giving effect to any exemption) to a material tax on prohibited transactions imposed by Section 4975 of the IRC or any other material liability.

             (b) Except as set forth in Schedule 3.14 and the Borrower's audited financial statements for the period ended December 31, 1994: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of Borrower, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (x) any Plan or its assets, (y) any fiduciary with respect to any Plan or (z) Borrower nor any ERISA Affiliate with respect to any Plan; (iv) neither Borrower nor any ERISA Affiliate thereof has incurred or reasonably expects to incur any withdrawal liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years neither Borrower nor any ERISA Affiliate thereof has engaged in a transaction which resulted in a Title IV Plan with Unfunded Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity; (vi) no Plan which is a Retiree Welfare Plan provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment (except as may be required by Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant); (vii) Borrower and each ERISA Affiliate have complied with the notice and continuation coverage requirements of Section 4980B of the IRC and the regulations thereunder except where the failure to comply could not have or result in any Material Adverse Effect; and (viii) no liability under any Plan has been funded, nor has such obligation been satisfied, with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

             3.15 No Litigation. Except as set forth in Schedule 3.15, no action, claim or proceeding is now pending or, to the knowledge of Borrower, threatened against Borrower, before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, (i) which challenges Borrower's right or power to enter into or perform any of its obligations under the Loan Documents, or the validity or enforceability of any Loan Document or any action taken thereunder, or (ii) which, if determined adversely, would have or result in a Material Adverse Effect, nor to the best knowledge of Borrower does a state of facts exist which is reasonably likely to give rise to such proceedings.

             3.16 Brokers. Except as set forth in Schedule 3.16, no broker or finder acting on behalf of Borrower thereof brought about the obtaining, making or closing of the loans made pursuant to this Agreement or the transactions contemplated by the Loan Documents and Borrower has no obligations to any Person in respect of any finder's or brokerage fees in connection therewith.

             3.17 Employment Matters. Except as set forth in Schedules 3.9 and 3.17, there are no material employment, consulting or management agreements covering any management employee or Affiliate of Borrower. A true and complete copy of each such agreement has been furnished to Agent.

             3.18 Patents, Trademarks, Copyrights and Licenses. Except as otherwise set forth in Schedule 3.18, Borrower owns all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its business as heretofore conducted by it or proposed to be conducted by it, each of which is listed, together with Copyright Office or Patent and Trademark Office application or registration numbers, where applicable, on Schedule 3.18. Schedule 3.18 also lists all tradenames or other names under which Borrower conducts business. To the best of Borrower's knowledge, the conduct of its business does not infringe upon any intellectual property right of any other Person.

             3.19 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, the Projections, the Financials, the Collateral Reports or any written statement furnished by or on behalf of Borrower pursuant to the terms of this Agreement, which has previously been delivered to Agent, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at the Closing Date be fully perfected first priority Liens in and to the Collateral described therein, subject only to Liens set forth in Schedule
   3.7 and the Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Mortgages will at the Closing Date be fully protected first priority Liens in and to the Mortgaged Property described therein and Permitted Liens.

             3.20 Hazardous Materials. Except as set forth in Schedule 3.20, the Real Property is free of contamination from any Hazardous Material. In addition, Schedule 3.20 discloses material environmental liabilities of Borrower of which it has knowledge (i) related to noncompliance with the Environmental Laws, or (ii) associated with the Real Estate. Borrower has not caused or suffered to occur any Release with respect to any Hazardous Material at, under, above or upon any real property which it owns or leases. Borrower is not involved in operations that are likely to result in the imposition of any Lien on its assets or any material liability on Borrower, under any Environmental Law, and Borrower has not permitted any tenant or occupant of such premises to engage in any such activity. Borrower has provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities and Costs, in each case relating to Borrower.

             3.21 Insurance Policies. Schedule 3.21 lists all insurance of any nature maintained for current occurrences by Borrower, as well as a summary of the terms of such insurance.

             3.22 Deposit and Disbursement Accounts. Schedule 3.22 lists all banks and other financial institutions at which Borrower maintains deposits and/or other accounts, including any disbursement accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

             3.23 Government Contracts. Except as set forth in Schedule 3.23, Borrower is not a party to any contract or agreement with the federal government and none of the Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727).

             3.24 Customer and Trade Relations. There exists no actual or threatened termination or cancellation of, or any material adverse modification or change in: (a) the business relationship of Borrower with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of Borrower taken as a whole; or (b) the business relationship of Borrower with any supplier material to the operations of Borrower.

             3.25 Agreements and Other Documents. As of the Closing Date, Borrower has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which Borrower is subject and each of which are listed on Schedule 3.25: (a) Plans; (b) supply agreements not terminable by Borrower, within sixty (60) days following written notice issued by Borrower; (c) purchase agreements not terminable by Borrower, within 60 days following written notice issued by Borrower; (d) Leases; (e) any lease of equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $50,000 per annum; (f) licenses and permits necessary for the conduct of Borrower's businesses; (g) instruments or documents evidencing Indebtedness of Borrower and any security interest granted by Borrower with respect thereto; (h) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of Borrower; (i) employment and consulting agreements; and (j) all agreements providing for compensation of or payments to senior members of management and/or stockholders of Borrower. The Management Agreements are the only agreements in effect for the provision to the Borrower of management services.

             3.26 FEIN. Borrower's federal employer identification number is 31-1145953.

   4.   FINANCIAL STATEMENTS AND INFORMATION

             4.1 Reports and Notices. (a) Borrower hereby covenants and agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent and/or Lenders, as required, financial statements, notices and Projections at the times, to the Persons and in the manner set forth in Schedule G.

             (b) Borrower hereby covenants and agrees that from and after the Closing Date, they shall deliver to Agent and/or Lenders, as required, the various Collateral Reports at the times, to the Persons and in the manner set forth in Schedule H.

             4.2 Communication with Accountants. Borrower authorizes Agent and each Lender to communicate directly with its independent certified public accountants including Arthur Andersen LLP, and authorizes those accountants and advisors to disclose to Agent and each Lender any and all financial statements and other supporting financial documents and schedules relating to Borrower (including, without limitation, copies of any issued management letters) with respect to the business, financial condition and other affairs of Borrower. On or before the Closing Date, Borrower shall obtain a letter from such accountants, on which the Agent shall be designated as a recipient, acknowledging that Borrower intends the financial statements certified by such accountants to benefit or influence Lenders and that Lenders may rely upon such certification.

   5.   AFFIRMATIVE COVENANTS

             Borrower covenants and agrees that, unless Agent shall otherwise consent in writing, from and after the date hereof and until the Termination Date:

             5.1 Maintenance of Existence and Conduct of Business. Borrower shall: (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its copyrights, patents, trademarks, trade names and all other intellectual property and rights as licensee or licensor thereof and preserve all the remainder of its assets and properties, used or useful in the conduct of its business, and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (d) transact business only in such corporate and trade names as are set forth in
   Schedule 5.1. In addition, Schedule 5.1 lists the FEIN or Federal Employer Identification Number of Borrower.

             5.2 Payment of Obligations. (a) Subject to Section 5.2(b), Borrower shall pay and discharge or cause to be paid and discharged promptly all (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed), and (B) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become past due.

             (b) Borrower may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described
   Section 5.2(a); provided, that, at the time of commencement of any such action or proceeding, and during the pendency thereof (i) no Default or Event of Default shall have occurred and be continuing, (ii) adequate reserves with respect thereto are maintained on the books of Borrower, in accordance with GAAP, (iii) such contest is maintained and prosecuted continuously and with diligence, (iv) none of the Collateral becomes subject to forfeiture or loss as a result of such Charges or claims, (v) no Lien shall be imposed to secure payment of such Charges or claims other than inchoate tax liens, and (vi) Borrower shall promptly pay or discharge such contested Charges and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrower or the conditions set forth in this
   Section 5.2(b) are no longer met.

             5.3 Books and Records. Borrower shall keep adequate records and books of account with respect to Borrower's business activities, in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements referred to in Schedule 3.4.

             5.4 Litigation. Borrower shall notify Agent in writing, promptly upon learning thereof, of any litigation commenced or threatened against Borrower, and of the institution against it of any suit or administrative proceeding that (a) seeks damages in excess of $100,000 or
   (b) seeks injunctive relief.

             5.5 Insurance. (a) Borrower shall, at its sole cost and expense, maintain the policies of insurance described on Schedule 3.21 in form and with insurers rated AA or better by Bests. Such policies shall be in such amounts as are set forth in Schedule 3.21. Borrower shall notify Agent promptly of any occurrence causing a material loss or decline in value of any real or personal property and the estimated (or actual, if available) amount of such loss or decline. So long as any Event of Default shall have occurred and be continuing or if the casualty loss exceeds $100,000: Borrower hereby directs all present and future insurers under its "All Risk" policies of insurance to pay all proceeds payable thereunder directly to Agent, on behalf of itself and Lenders and irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance and endorsing the name of Borrower on any check or other item of payment for the proceeds of such "All Risk" policies of insurance. In the event Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, Agent, without waiving or releasing any Obligations or Default or Event of Default hereunder, may at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Agent deems advisable. All sums so disbursed, including attorneys, fees, court costs and other charges related thereto, shall be payable, on demand, by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral, provided, that, if and to the extent Borrower fails to promptly pay any of such sums upon demand therefor, Agent is authorized to, and at its option may, make or cause to be made Revolving Credit Advances on behalf of Borrower for payment thereof.

             (b) Agent reserves the right at any time, upon any change in Borrower's risk profile (including, without limitation, any change in the product mix maintained by Borrower or any laws affecting the potential liability of Borrower), to require additional forms and limits of insurance to, in Agent's reasonable opinion, adequately protect both Agent and Lenders' interests in all or any portion of the Collateral and to ensure that Borrower is protected by insurance in amounts and with coverage customary for its industry. If requested by Agent, Borrower shall deliver to Agent from time to time a report of a reputable insurance broker, satisfactory to Agent, with respect to its insurance policies.

             (c) Borrower shall deliver to Agent endorsements (i) to all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) to all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured.

             (d) The loss, if any, under any property insurance required to be carried by this Section 5.5 shall be adjusted with the insurance companies or otherwise collected, including the filing of appropriate proceedings by Borrower, subject to the reasonable approval of the Agent in the case of claims in excess of $100,000. If the proceeds payable under any policy of property insurance are $100,000 or less, Borrower shall have the right to use such proceeds to repair or replace the damaged or destroyed property, provided that a Default or an Event of Default shall not have occurred and be continuing at the time the proceeds are paid. If a Default or an Event of Default shall have occurred and be continuing at the time such insurance proceeds are paid, or if such insurance proceeds are more than $100,000, such insurance proceeds shall be applied to the Obligations in accordance with Section 1.3(f) (and, notwithstanding anything else to the contrary in this Agreement or otherwise, to permanently reduce the Revolving Credit Loan Commitment by the amount of such proceeds that are, or are available to be, applied against the Revolving Credit Loan) unless the Requisite Lenders agree to permit part or all of such insurance proceeds to be used to repair or replace the damaged or destroyed property.

             5.6 Compliance with Laws. (a) Borrower shall comply in all material respects with all federal, state and local laws and regulations applicable to it, including those relating to licensing, ERISA and labor matters.

             5.7 [Intentionally Omitted].

             5.8 Supplemental Disclosure. On the request of Agent (in the event that such information is not otherwise delivered by Borrower to Agent pursuant to this Agreement), so long as there are Obligations outstanding hereunder, but not more frequently than quarterly absent the occurrence and continuance of a Default or an Event of Default, Borrower will supplement each schedule or representation herein with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedule or as an exception to such representation or which is necessary to correct any information in such schedule or representation which has been rendered inaccurate thereby; provided, however, that such supplement to such schedule or representation shall not be deemed an amendment thereof unless expressly consented to in writing by Agent and Requisite Lenders, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver of any Default or Event of Default disclosed therein.

             5.9 Employee Plans. Borrower shall notify Agent of (i) any and all claims, actions, or lawsuits asserted or instituted, and of any threatened litigation or claims, against Borrower, or against any ERISA Affiliate, in connection with any Plan maintained, at any time, by Borrower or such ERISA Affiliate, or to which Borrower or such ERISA Affiliate has or had at any time any obligation to contribute, or/and against any such Plan itself, or against any fiduciary of or service provider to any such Plan and (ii) the occurrence of any material Reportable Event with respect to any Pension Plan of Borrower or such ERISA Affiliate.

             5.10 Environmental Matters. Borrower shall (i) comply in all material respects with the Environmental Laws applicable to it, (ii) notify Agent promptly after Borrower becomes aware of any Release upon or at any premises owned or occupied by it (other than Releases of immaterial quantities of cleaning materials, lubricants, solvents and similar products within any building which can be remediated promptly without any adverse environmental effect and without any required notification to regulatory authorities), and (iii) promptly forward to Agent a copy of any order, notice, permit, application, or any communication or report received by Borrower in connection with any Release or any other matter relating to the Environmental Laws that may affect such premises or Borrower. The provisions of this Section 5.10 shall apply whether or not the Environmental Protection Agency, any other federal agency or any state, local or foreign environmental agency has taken or threatened any action in connection with any Release or the presence of any Hazardous Materials.

             5.11 Landlords' Agreements, Bailee Letters and Mortgagee Agreements. Borrower shall use its best efforts to obtain a landlord's agreement in form and substance acceptable to Agent from the lessor of its manufacturing facility in Cythiana, Kentucky. If Borrower is unable to obtain a landlord's agreement within ninety (90) days after the Closing Date, Eligible Inventory at that location shall be subject to a reserve equal to two (2) month's lease payments for purposes of calculating Borrowing Availability. No real property or warehouse space shall be leased or acquired by Borrower after the Closing Date, unless and until a landlord or mortgagee agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location.

             5.12 Leased Locations of Collateral. Borrower shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. Borrower shall promptly deliver to Agent copies of (i) any and all default notices received under or with respect to any such leased location or public warehouse, and (ii) such other notices or documents as Agent may request in its reasonable discretion.

   6.   NEGATIVE COVENANTS

             Borrower covenants and agrees that, without the prior written consent of Agent and the Requisite Lenders, from and after the date hereof until the Termination Date:

             6.1 Mergers, Subsidiaries, Etc. Borrower shall not directly or indirectly, by operation of law or otherwise, (i) form or acquire any Subsidiary, or (ii) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person.

             6.2 Investments; Loans and Advances. Except as otherwise permitted by Section 6.3 or 6.4 below, Borrower shall not make any investment in, or make or accrue loans or advances of money to any Person, through the direct or indirect lending of money, holding of securities or otherwise.

             6.3 Indebtedness. Borrower shall not create, incur, assume or permit to exist any Indebtedness, except (i) Indebtedness secured by Liens permitted under Section 6.7, (ii) the Revolving Credit Loan, the Term Loan and the other Obligations, (iii) deferred taxes, (iv) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (v) existing Indebtedness set forth in Schedule 6.3 and refinancings thereof on terms and conditions acceptable to Agent, in its reasonable discretion, which shall in any event be on terms no less favorable to Borrower, Agent or any Lender than the terms of the Indebtedness being refinanced, and
   (vi) Capital Lease Obligations in an amount outstanding at any one time which, when added to all then remaining lease obligations under operating leases in which Borrower is lessee and including all renewal periods at the option of lessor, does not exceed $2,000,000.

             6.4 Employee Loans and Affiliate Transactions. (a) Borrower shall not enter into or be a party to any transaction with an Affiliate of Borrower except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms that are fully disclosed to Agent in advance and are no less favorable to Borrower than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of Borrower. All such transactions existing as of the date hereof are described on Schedule 6.4(a).

             (b) Borrower shall not enter into any lending or borrowing transaction with any of its employees.

             6.5 Capital Structure and Business. Borrower shall not (i) make any changes in any of its business objectives, purposes or operations which could in any way adversely affect the repayment of the Revolving Credit Loan or Term Loan or any of the other Obligations or could have or result in a Material Adverse Effect, (ii) make any change in its capital structure that is not acceptable to Agent in its reasonable discretion or
   (iii) amend its certificate or articles of incorporation or bylaws in a manner which would adversely affect the Lenders or its duty or ability to repay the Obligations. Borrower shall not engage in any business other than the businesses currently engaged in by Borrower or businesses reasonably related thereto.

             6.6 Guaranteed Indebtedness. Borrower shall not incur any Guaranteed Indebtedness except (i) by endorsement of instruments or items of payment for deposit to the general account of Borrower, and (ii) for Guaranteed Indebtedness incurred for the benefit of Borrower if the primary obligation is expressly permitted by this Agreement.

             6.7 Liens. Borrower shall not create, incur, assume or permit to exist any Lien on or with respect to any of its properties or assets (including Accounts, instruments, or chattel paper) of Borrower, whether now owned or hereafter acquired except (i) Permitted Encumbrances, (ii) presently existing or hereinafter created Liens in favor of Agent, on behalf of Lenders, (iii) Lessor's interests under Capital Leases permitted by Section 6.3(vi), and (iv) Liens existing on the date hereof and described on Schedule 6.7.

             In addition, Borrower shall not become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or intellectual property licenses which prohibit liens upon the assets that are subject thereto.

             6.8 Sale of Assets. Borrower shall not sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including any of its Accounts, other than (i) the sale of Inventory in the ordinary course of business, (ii) the sale, transfer, conveyance or other disposition of assets having a value not exceeding $50,000 in any single transaction or $250,000 in the aggregate in any Fiscal Year, and (iii) the sale, transfer, conveyance or other disposition of obsolete or redundant assets. Borrower shall promptly deliver to Agent all of the cash proceeds (after deducting all expenses, including commissions, taxes payable, and amounts payable to holders of prior liens, if any, and an appropriate reserve for income taxes in connection therewith) of sales or dispositions permitted under clauses (ii) and (iii) above, which proceeds shall be applied to the repayment of the Obligations. With respect to any disposition of assets or other properties permitted pursuant to this
   Section 6.8, Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit Borrower to effect such disposition and shall execute and deliver to Borrower, at Borrower's expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrower.

             6.9 ERISA. Borrower shall not, nor shall it cause or permit any ERISA Affiliate thereof (without Agent's prior written consent) to,
   (i) acquire any ERISA Affiliate that maintains or has an obligation to contribute to a Pension Plan that has either an "accumulated funding deficiency", as defined in Section 302 of ERISA, or any "unfunded vested benefits", as defined in Section 4006(a)(3)(E)(iii) of ERISA, in the case of any plan other than a Multiemployer Plan, and as defined in Section 4211 of ERISA in the case of a Multiemployer Plan, in excess of $50,000,
   (ii) permit or suffer any representation set forth in Schedule 3.14 to cease to be met and satisfied at any time, (iii) terminate any Title IV Plan where such termination could reasonably be anticipated to result in liability in excess of $50,000 to such Person, (iv) permit any accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, to be incurred with respect to any Pension Plan, in excess of $50,000, (v) fail to make any material contributions or fail to pay any amounts due and owing as required by the terms of any Plan before such contributions or amounts become delinquent, (vi) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan, or (vii) fail to promptly provide Agent with copies of any Plan documents or governmental reports or filings, if requested by Agent.

             6.10 Financial Covenants. Borrower shall not breach or fail to comply with any of the Financial Covenants (the "Financial Covenants") set forth in Schedule I.

             6.11 Hazardous Materials. Borrower shall not cause or permit any other Person within its control to, cause or permit a Release or the presence, use, generation, manufacture, installation, Release, discharge, storage or disposal of any Hazardous Materials on, under, in, above or about any of its real estate or the transportation of any Hazardous Materials to or from any real estate where such Release or such presence, use, generation, manufacture, installation, Release, discharge, storage or disposal would violate in any material respect, or form the basis for any material liability under, any Environmental Laws. If a Default or Event of Default shall have occurred and be continuing, Borrower, at its own expense, shall cause the performance of such investigation and remediation and preparation of such environmental reports as Agent may from time to time request as to any location at which Collateral is then located, by reputable environmental consulting firms acceptable to Agent, and in form and substance acceptable to Agent.

             6.12 Sale-Leasebacks. Borrower shall not engage in any sale-leaseback or similar transaction involving any of its assets.

             6.13 Cancellation of Indebtedness. Borrower shall not cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

             6.14 Restricted Payments. Borrower shall not make any Restricted Payment.

             6.15 Management Agreements. Without Agent's consent, Borrower shall not amend, modify, supplement, extend or renew the Management Agreements, except of terms substantially the same as currently exist or pay compensation thereunder in excess of the amounts set forth therein.

             6.16 Leases. (a) Borrower shall not enter into any lease of real property or similar agreement or arrangement except existing leases disclosed on Schedule 6.16 and renewals thereof on substantially the same terms.

             (b) Borrower shall not enter into or permit to exist any operating lease for equipment or personal property, if the aggregate of operating lease payments remaining to be paid under all outstanding operating leases in which Borrower is lessee, including all renewal periods at the option of lessor, together with all outstanding Capital Lease Obligations, at any time exceeds $2,000,000.

             6.17     Fiscal Year.  Borrower shall not change its Fiscal
   Year.

             6.18 Change of Corporate Name or Location. (a) Borrower shall not (i) change its corporate name or (ii) change its chief executive office, principal place of business, corporate offices or warehouses or Collateral locations, or the location of its records concerning the Collateral, in any case without at least thirty (30) days' prior written notice to Agent and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including, without limitation, to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral has been completed or taken and provided that any such new location shall be in the Continental United States; (b) in furtherance of and without limiting the scope of clause (a) above, Borrower shall not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of
   Section 9.402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to Agent and Lenders and after Agent's written acknowledgement that any reasonable action requested by Agent in connection therewith, including, without limitation, to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral has been completed or taken.

             6.19 Cash Management. Borrower shall not accumulate or maintain cash in disbursement, imprest or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

             6.20 Technology Development Arrangements. Any term or provision of this Agreement to the contrary notwithstanding, the Borrower shall be permitted to enter into technology development arrangements in the ordinary course of business with Persons other than Affiliates, provided that (i) the aggregate amount of expenditures and commitments therefor during the term of this Agreement shall not exceed $100,000 per annum on a non-cumulative basis, and (ii) such arrangements do not involve the creation of or investment in any legal entity established under applicable law.

   7.   TERM

             7.1 Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Revolving Credit Loan, the Term Loan and all other Obligations shall be automatically due and payable in full on such date.

             7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of Borrower or the rights of Agent and Lenders relating to any unpaid portion of the Revolving Credit Loan, the Term Loan or any other Obligation, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Borrower, and all rights of Agent and each Lender, all as contained in the Loan Documents shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until such time as all of the Obligations have been paid in full in accordance with the terms of the agreements creating such Obligations.

   8.   EVENTS OF DEFAULT: RIGHTS AND REMEDIES

             8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

             (a) Borrower shall fail to pay any regularly scheduled installment of principal of, or interest on, the Revolving Credit Loan or the Term Loan when due and payable, and such failure shall remain unremedied for a period of two (2) Business Days or more, or Borrower shall fail to make payment of any of the other Obligations (other than as set forth in clause (b) below) when due and payable or declared due and payable.

             (b) Borrower shall fail to pay any Fees, costs or expenses payable or reimbursable by Borrower under this Agreement or under any other Loan Document, and such failure shall have remained unremedied for a period of 5 days or more after Borrower has received notice of such failure from Agent or any Lender.

             (c) Borrower shall fail or neglect to perform, keep or observe any of the provisions of (i) Sections 1.9, 5.5 or 6, or any of the provisions set forth in Schedules E or I, respectively; or (ii) Section 4 or any provisions set forth in Schedules G or H, respectively, within ten
   (10) days after written notice from Agent.

             (d) Borrower shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for ten
   (10) days or more after Borrower has received written notice of any such failure from Agent or any Lender.

             (e) A default or breach shall occur under any other agreement, document or instrument to which Borrower is a party and such default is not cured within any applicable grace period and such default or breach
   (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of Borrower in excess of $50,000 in the aggregate, or (ii) causes such Indebtedness or a portion thereof in excess of $50,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or (iii) entitles any holder of such Indebtedness or a trustee to cause such Indebtedness or a portion thereof in excess of $50,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such right is exercised or waived by such holder or trustee.

             (f) Any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate made or delivered to any Lender by Borrower shall be untrue or incorrect in any material respect, as of the date when made or deemed made.

             (g) Assets of Borrower with a fair market value of $50,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of Borrower and such condition shall continue for thirty (30) days or more.

             (h) A case or proceeding shall have been commenced against Borrower in a court having competent jurisdiction seeking a decree or order in respect of Borrower (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for Borrower or for any substantial part of Borrower's assets, or (iii) ordering the winding-up or liquidation of the affairs of Borrower and such case or proceeding shall remain undismissed or unstayed for forty-five (45) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

             (i) Borrower shall (i) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, State or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower or of any substantial part of Borrower's assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate action in furtherance of any such action.

             (j) A final judgment or judgments for the payment of money in excess of $50,000 in the aggregate shall be rendered against Borrower and the same shall not (i) be fully covered by insurance, or (ii) within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged prior to the expiration of any such stay.

             (k) With respect to any Plan: (i) which is a Defined Contribution Plan or Welfare Plan, Borrower or any ERISA Affiliate thereof or any other party-in-interest or disqualified Person shall engage in any transactions which in the aggregate results in a final assessment to Borrower in excess of $50,000 under Section 409 or 502 of ERISA or IRC
   Section 4975 which assessment has not been paid within 30 days of final assessment and which is not being contested pursuant to Sections 6.2(b) or
   (c) hereof; (ii) Borrower or any ERISA Affiliate thereof shall incur any accumulated funding deficiency, as defined in IRC Section 412, in the aggregate in excess of $50,000, or request a funding waiver from the IRS for contributions in the aggregate in excess of $50,000; (iii) Borrower or any ERISA Affiliate thereof shall not pay any withdrawal liability which involves annual withdrawal liability payments which exceed $50,000, as a result of a complete or partial withdrawal within the meaning of Section 4203 or 4205 of ERISA, within 30 days after the date such payment becomes due, unless such payment is being contested pursuant to Sections 6.2(b) or
   (c) hereof; (iv) Borrower or any ERISA Affiliate thereof shall fail to make a required contribution by the due date under Section 412 of the IRC or Section 302 of ERISA which would result in the imposition of a lien under Section 412 of the IRC or Section 302 of ERISA within 30 days after the date such payment becomes due; or (v) an ERISA Event (other than an event described in 29 CFR Section 2615.23) with respect to a Plan has occurred, and within thirty (30) days Borrower has not contested such ERISA Event by appropriate proceedings.

             (l) Any material provision of any Loan Document shall for any reason cease to be valid or enforceable in accordance with its terms (Borrower shall challenge the enforceability of any Loan Document), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

             (m)  Any "Change of Control" shall occur.

             8.2 Remedies. If any Default or Event of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice terminate this facility with respect to further Revolving Credit Advances, whereupon any further Revolving Credit Advances shall be made in Agent's sole discretion. If any Event of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice,
   (a) declare all or any portion of the Obligations, including all or any portion of the Revolving Credit Loan and/or Term Loan, to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Schedule B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower; (b) increase the rate of interest applicable to the Revolving Credit Loan and/or Term Loan to the Default Rate, as provided in Section 1.5(d); and (c) exercise any rights and remedies provided to Agent under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in Sections 8.1 (j) or (k), all of the Obligations, including the Revolving Credit Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

             8.3 Waivers by Borrower. Except as otherwise provided for in this Agreement or by applicable law, Borrower waives: (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which Borrower may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (ii) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.

   9.   ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

             9.1 Assignment and Participations. (a) Borrower hereby consents to Agent's and any Lender's sale of participations, and to Agent's and any Lender's assignment, at any time or times, of any of the Loan Documents, any Commitment or of any portion thereof or interest therein, including, without limitation, Agent's and any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not; provided, however, that any assignment by a Lender of all or any part of its Commitment shall (i) require the consent of Borrower, which consent shall not be unreasonably withheld, provided such consent shall not be required in connection with any loan portfolio transfer made by GE Capital; (ii) require the consent of Agent and the execution of a Lender Addition Agreement in form and substance satisfactory to Agent; (iii) be conditioned on such assignee Lender representing to the assigning Lender and the Agent that it is purchasing the portion of the Revolving Credit Loan and/or Term Loan to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iv) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; and (v) include a payment by the assigning Lender to the Agent of an assignment fee of $3,000; and, provided, further, that any participation by a Lender of all or any part of its Commitments shall be in an amount at least equal to $5,000,000, and with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount, interest rate or fees payable hereunder in which such holder participates, (ii) any extension of the final scheduled maturity date of the principal amount of the Revolving Credit Loan and/or Term Loan in which such holder participates, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Borrower hereby acknowledges and agrees that any participation will give rise to a direct obligation of Borrower to the participant and the participant shall for purposes of Sections 1.15, 1.16 and 9.8 be considered to be a "Lender".

             (b) In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share.

             (c) Except as otherwise provided in this Section 9.1, no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

             (d) Borrower shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Borrower shall certify the correctness, completeness and accuracy of all descriptions of Borrower and its affairs contained in any selling materials provided by Borrower and all other information provided by Borrower and included in such materials, except that any projections delivered by Borrower shall only be certified by Borrower as having been prepared by Borrower in good faith and based on reasonable assumptions consistent with Borrower's anticipated business plans.

             (e) A Lender may furnish any information concerning Borrower in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided, however, that such Lender shall utilize commercially reasonable procedures to cause such assignees or participants to maintain the confidentiality of confidential information of Borrower. In the event Agent or any Lender assigns or otherwise transfers all or any part of a Note, Agent or any such Lender shall so notify Borrower and Borrower shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes being assigned.

             9.2 Appointment of Agent. GE Capital is hereby appointed Agent to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and neither Borrower nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Neither Agent nor any of its officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction after all possible appeals have been exhausted.

             If Agent shall request instructions from Requisite Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document or (b) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders.

             9.3 Agent's Reliance, Etc. Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction after all possible appeals have been exhausted. Without limitation of the generality of the foregoing, Agent: (i) may treat the payee of any Revolving Credit Note or Term Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of Borrower or to inspect the Collateral (including the books and records) of Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

             9.4 GE Capital and Affiliates. With respect to its commitment hereunder to make the Term Loan and Revolving Credit Advances, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, Borrower, and any of its Affiliates and any Person who may do business with or own securities of Borrower or any Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from Borrower for services in connection with the Agreement or otherwise without having to account for the same to Lenders.

             9.5 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the financial statements referred to in Section 3.4 and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of Borrower and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of the Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

             9.6 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower and without limiting the Obligations of Borrower hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or wilful misconduct as finally determined by a court of competent jurisdiction after all possible appeals have been exhausted. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Borrower.

             9.7 Successor Agent. Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent which shall be reasonably acceptable to Borrower. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment, within 30 days after the resigning Agent's giving notice of resignation then the resigning Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution organized under the laws of the United States of America or of any State thereof having a combined capital and surplus of at least $300,000,000, which is reasonably acceptable to Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, and the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

             9.8 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower (regardless of whether such balances are then due to Borrower) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Note having a right to set off shall, to the extent the amount of any such set off exceeds its Pro Rata Share of the Obligations, purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender or holder in accordance with their respective Pro Rata Shares. Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such excess to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Revolving Credit Advances or Term Loan made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of Revolving Credit Advances, Term Loan and other Obligations in the amount of such participation.

             9.9 Disbursement of Funds. Agent may, on behalf of Lenders, disburse funds to Borrower for Revolving Credit Advances requested. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Revolving Credit Advance before Agent disburses same to Borrower. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Agent. Nothing in this Section 9.9 or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Revolving Credit Loan Commitment hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

             9.10     Advances; Payments; Information; Non-Funding Lenders.

                  (a)  Revolving Credit Advances; Payments; Fee Payments.

                  (i) The Revolving Credit Loan balance may fluctuate from day to day through Agent's disbursement of funds to, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Agent and each Lender, Revolving Credit Advances and payments in respect thereof will be settled according to the procedures described in Sections 9.10(a)(ii) and 9.10(a)(iii) below. Notwithstanding these procedures, each Lender's obligation to fund its portion of any advances made by Agent to Borrower will commence on the date such advances are made by Agent. Such payments will be made by each Lender without setoff, counterclaim or reduction of any kind.

                  (ii) Not later than 11:00 a.m. (Chicago time) on the second
   (2nd) Business Day of each week, or more frequently (including daily) if Agent so elects or if Borrower has requested a Revolving Credit Advance in excess of $500,000 (each such day being a "Settlement Date"), Agent will advise each Lender by telephone, telex or telecopy of the amount of such Lender's Pro Rata Share of the Revolving Credit Loan balance as of the close of business on the first (1st) Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Lender's portion of the Revolving Credit Loan to such Lender's Pro Rata Share of the Revolving Credit Loan as of any Settlement Date, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 2:00 p.m. (Chicago time) on the Settlement Date. Notwithstanding the foregoing, if Agent so elects, Agent may require that each Lender make its Pro Rata Share of any requested Revolving Credit Advance available to Agent for disbursement prior to the funding of such Revolving Credit Advance. If Agent elects to require that such funds be so made available, Agent shall advise each Lender by telephone, telex or telecopy of the amount of such Lender's Pro Rata Share of the requested Revolving Credit Advance no later than 11:00 a.m. (Chicago time) on the date of funding thereof, and each such Lender shall pay Agent such Lender's Pro Rata Share of such requested Revolving Credit Advance, in same day funds, by wire transfer to the Agent's account not later than 2:00 p.m. (Chicago time) on the date of funding such Revolving Credit Advance.

                  (iii) For purposes of this Section 9.10(a)(iii), the following terms and conditions will have the following meanings:

                  (A) "Daily Loan Balance" means, with respect to the Revolving Credit Loan or Term Loan, an amount calculated as of the end of each calendar day by subtracting (i) the cumulative principal amount paid by Agent to a Lender with respect to such Loan from the Closing Date through and including such calendar day, from (ii) the cumulative principal amount of such Loan advanced by such Lender to Agent from the Closing Date through and including such calendar day.

                  (B) "Daily Interest Rate" means, with respect to the Revolving Credit Loan or Term Loan, an amount calculated by dividing the interest rate payable to a Lender on such Loan (as set forth in Section 1.5) as of each calendar day by three hundred sixty (360) days.

                  (C) "Daily Interest Amount" means, with respect to the Revolving Credit Loan or Term Loan, an amount calculated by multiplying the Daily Loan Balance of such Loan by the associated Daily Interest Rate applicable to such Loan.

                  (D) "Interest Ratio" means, with respect to the Revolving Credit Loan or Term Loan, a number calculated by dividing the total amount of interest on such Loan received by Agent during the immediately preceding month by the total amount of interest on such Loan due from Borrower during the immediately preceding month.

   On the first (1st) Business Day of each calendar month (an "Interest Settlement Date"), Agent will advise each Lender by telephone, telex or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders on the Revolving Credit Loan and Term Loan as of the end of the last day of the immediately preceding month. Provided that such Lender has made all payments required to be made by it under this Agreement and the other Loan Documents, Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on Schedule K or the applicable Lender Addition Agreement, as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Lender Addition Agreement) not later than 12:00 noon (Chicago time) on the next Business Day following the Interest Settlement Date, such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders on the Revolving Credit Loan and Term Loan, as applicable. Such Lender's Pro Rata Share of interest on the Revolving Credit Loan and Term Loans, as applicable, will be calculated by adding together the Daily Interest Amounts for each calendar day of the prior month for such Loan and multiplying the total thereof by the Interest Ratio for such Loan.

             (b)  Availability of Lender's Pro Rata Share.

             (i) Agent may assume that each Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on the first
   (1st) Business Day following each Settlement Date. If such Pro Rata Share is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind.

             (ii) Nothing contained in this Section 9.10(b) will be deemed to relieve any Lender of its obligation to fulfill its Commitments or to prejudice any rights Agent or Borrower may have against any Lender as a result of any default by such Lender under this Agreement.

             (c)  Return of Payments.

             (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

             (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

             (d)  Dissemination of Information.

             Agent will use reasonable efforts to provide Lenders with any information received by Agent from Borrower which is required to be provided to Lenders hereunder, with any notice of Default or Event of Default received by Agent from Borrower, with any notice of Default or Event of Default delivered by Agent to Borrower, with notice of any Default or Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Default or Event of Default; provided, however, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction after all possible appeals have been exhausted.

             (f) Non-Funding Lenders. The failure of any Lender (such Lender, a "Non-Funding Lender") to make any Revolving Credit Advance to be made by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an "Other Lender") of its obligations to make its Revolving Credit Advance on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a Revolving Credit Advance to be made by such Non-Funding Lender, and no Non-Funding Lender shall have any obligation to Agent or any Other Lender for the failure by such Non-Funding Lender. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of "Required Lenders" hereunder) for any voting or consent rights under or with to any Loan Document. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including, without limitation, exercising any rights of set-off) without first obtaining the prior written consent of Agent or Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of the Agent.

   10.  SUCCESSORS AND ASSIGNS

             10.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of Borrower, Agent, Lenders and their respective successors and assigns, except as otherwise provided herein or therein. Borrower may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Requisite Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by Borrower without the prior express written consent of Agent shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of Borrower, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Loan Documents.

   11.  MISCELLANEOUS

             11.1 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2 below. Any letter of interest or commitment letter and/or fee letter between Borrower and Agent or any of its affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

             11.2 Amendments and Waivers. (a) Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement or any of the Notes or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrower.

             (b) In furtherance of and without limiting the foregoing, no amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which (i) increases the percentage advance rates set forth in the definition of Borrowing Base or (ii) makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts and Eligible Inventory set forth in Schedule C and Schedule D hereto shall be effective unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrower.

             (c) Notwithstanding the foregoing, except to the extent permitted by any applicable Lender Addition Agreement, no amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each affected Lender, do any of the following: (a) increase the principal amount of the Commitment of any affected Lender; (b) reduce the principal of, rate of interest on or Fees payable with respect to any Revolving Credit Advance, Letter of Credit Obligations or Term Loan; (c) extend the final scheduled maturity date of the principal amount of any Loan; (d) waive, forgive, defer, extend or postpone any payment of interest or Fees required hereunder; (e) except as otherwise contemplated herein or in one of the other Loan Documents, permit Borrower to sell or otherwise dispose of any Collateral with a value exceeding $5,000,000 in the aggregate; (f) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; and (g) amend or waive this Section 11.2 or the definitions of the terms used in this
   Section 11.2 insofar as the definitions affect the substance of this
   Section 11.2; and provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of Agent under this agreement or any other Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

             11.3 Fees and Expenses. Borrower shall reimburse Agent for all reasonable out-of-pocket expenses incurred in connection with (a) the preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the transactions contemplated thereby and advice in connection therewith), and
   (b) wire transfers to the account of Borrower. Borrower shall reimburse Agent for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors (including environmental and management consultants) for advice, assistance, or other representation in connection with:

               (i) the forwarding to Borrower or any other Person on behalf of Borrower by Agent of the proceeds of the Revolving Credit Advances and Term Loan;

              (ii) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the loans made pursuant hereto or its rights hereunder or thereunder;

             (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Agent by virtue of the Loan Documents;

              (iv) any attempt to enforce any rights of Agent or any Lender against Borrower or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents;

               (v) efforts to (A) monitor the Loans or any of the other Obligations, (B) evaluate, observe, assess Borrower, any Subsidiary thereof or their respective affairs, and (C) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

   including, without limitation, all the attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 11.3 shall be payable, on demand, by Borrower to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

             11.4 No Waiver. Agent's or any Lender's failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default under this Agreement or any of the other Loan Documents shall not suspend, waive or affect any other Event of Default under this Agreement and any of the other Loan Documents whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by Borrower under this Agreement and no defaults by Borrower under any of the other Loan Documents shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and Requisite Lenders and directed to Borrower specifying such suspension or waiver.

             11.5 Remedies. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

             11.6 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

             11.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

             11.8 Authorized Signature. Until Agent shall be notified by Borrower to the contrary, the signature upon any document or instrument delivered pursuant hereto of an officer of Borrower listed on Schedule
   11.8 shall bind Borrower and be deemed to be the act of Borrower affixed pursuant to and in accordance with resolutions duly adopted by Borrower's Board of Directors.

             11.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, CITY OF CHICAGO, ILLINOIS, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWERS, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT, LENDERS AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, CITY OF CHICAGO, ILLINOIS AND, PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN SCHEDULE J OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

             11.10 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either of the parties by the other party, or whenever either of the parties desires to give or serve upon the other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (i) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10), (iii) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (iv) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Schedule J or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Agent) designated on Schedule J to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

             11.11 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

             11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

             11.13 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

             11.14 Press Releases. Borrower hereby agrees that it is not on the date hereof issuing any press releases with respect to this Agreement or the Related Transactions which mentions or uses the name of General Electric Capital Corporation or its affiliates. Borrower further agrees that it will not make in the future any press releases using the name of General Electric Capital Corporation or its affiliates referring to this Agreement without the prior written consent of GE Capital unless Borrower is required to do so under law and then, in any event, Borrower will consult with GE Capital before issuing such press release.

             11.15 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.


                            [signature pages follow]

             IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.


                                 LADISH CO., INC.


                                 By:   /s/

                                 Title: Secretary



                                 By:  /s/

                                 Title: Treasurer_




                                 GENERAL ELECTRIC CAPITAL
                                   CORPORATION,
   Revolving Credit Loan           as Agent and Lender
     Commitment:
   $35,000,000.00                By: /s/

   Term Loan Commitment:         Title: Region Operations Manager
   $8,000,000.00

                       AMENDMENT NO. 1 TO CREDIT AGREEMENT


             This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this "Amendment") is entered into as of this 15th day of September, 1995 by and among LADISH CO., INC., a Wisconsin corporation ("Borrower"), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself as Lender and as Agent for Lenders, and the other Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement (as hereinafter defined).

                                    RECITALS

             WHEREAS, Borrower, Agent and Lenders have entered into that certain Credit Agreement dated as of June 30, 1995 (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"); and

             WHEREAS, Borrower, Agent and Lenders wish to amend the Credit Agreement to increase the Revolving Credit Loan Commitment from Thirty-Five Million Dollars ($35,000,000) to Thirty-Seven Million Dollars ($37,000,000), thereby increasing the Commitments from Forty-Three Million Dollars ($43,000,000) to Forty-Five Million Dollars ($45,000,000);

             NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

             SECTION 1.     Amendments to the Credit Agreement.

             (a) The first recital to the Credit Agreement is amended in its entirety to read as follows:

                  WHEREAS, Borrower desires that Lenders extend a revolving and term credit facility to Borrower for the purpose of refinancing certain indebtedness of Borrower, to provide working capital financing for Borrower and to provide funds for other general corporate purposes of Borrower; and Borrower desires to borrow up to Forty-Five Million Dollars ($45,000,000) from Lenders, and Lenders are willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein;

             (b) The definition of "Commitments" in Schedule A to the Credit Agreement is amended in its entirety to read as follows:

                  "Commitments" shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances and the Term Loan as set forth on the signature page to the Agreement or in the most recent Lender Addition Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances and the Term Loan, which aggregate commitment shall be Forty-Three Million Dollars ($43,000,000) on the Closing Date and shall increase to Forty-Five Million Dollars ($45,000,000) on September 15, 1995, as such amount may be further adjusted, if at all, from time to time in accordance with the Credit Agreement.

             (c) The definition of "Revolving Credit Loan Commitment" in Schedule A to the Credit Agreement is amended in its entirety to read as follows:

                  "Revolving Credit Loan Commitment" shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances as set forth on the signature page to the Agreement or in the most recent Lender Addition Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances, which aggregate commitment shall be Thirty-Five Million Dollars ($35,000,000) on the Closing Date and shall increase to Thirty-Seven Million Dollars ($37,000,000) on September 15, 1995, as such amount may be further adjusted, if at all, from time to time in accordance with the Credit Agreement.

             (d) The Revolving Credit Loan Commitment of GE Capital set forth on the signature page of the Credit Agreement is amended from Thirty-Five Million Dollars ($35,000,000) to Thirty-Seven Million Dollars ($37,000,000).

             Section 2. Representations and Warranties of Borrower. Borrower represents and warrants that:

                  (a) The execution, delivery and performance by Borrower of this Amendment, the new Revolving Credit Note and the amended Mortgages have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

                  (b) Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof;

                  (c) Neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate
        (i) any provision of Borrower's certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality or (iii) indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document a copy of which has been delivered to Agent on or before the date hereof;

                  (d) Since the Closing Date, no provisions of Borrower's certificate or articles of incorporation or by-laws have been amended or changed; and

                  (e) No Default or Event of Default has occurred and is continuing.

             Section 3.     Reference to and Effect Upon the Credit
   Agreement.

             (a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

             (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby. Each reference in the Credit Agreement to the "Revolving Credit Note" shall mean and be a reference to the Revolving Credit Note executed of even date with this Amendment.

             Section 4. Costs and Expenses. As provided in Section 11.3 of the Credit Agreement, Borrower agrees to reimburse Agent for all costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

             Section 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

             Section 6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

             Section 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

             Section 8. Effectiveness. This Amendment shall become effective upon:

             (a) the receipt of executed original signature pages to this Amendment by Lenders and Borrower;

             (b) the receipt of an executed original Revolving Credit Note in the amount of Thirty-Seven Million Dollars ($37,000,000), evidencing the Revolving Credit Loan, both existing outstanding amounts and future borrowings, and the return of the prior Revolving Credit Note in the amount of Thirty-Five Million Dollars ($35,000,000);

             (c) receipt of an executed original certificate from the Secretary of the Borrower, certifying as to (i) resolutions of the Board of Directors of Borrower duly authorizing the execution, delivery and effectiveness of this Amendment and all other instruments and documents to be delivered by the Borrower; and (ii) incumbency of qualified officers of the Borrower;

             (d) receipt of an executed original certificate from an authorized officer of the Borrower, certifying that no Default or Event of Default has occurred and is continuing;

             (e) receipt of executed original signature pages to amended Mortgages covering all of the Mortgaged Properties;

             (f) receipt of a satisfactory original opinion of counsel from Wayne Larsen, General Counsel of Borrower; and

             (g)  reimbursement of Agent's costs and expenses as provided in
   Section 4 hereof.


                            [signature pages follow]

             IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


                                 LADISH CO., INC.

                                 By:   /s/

                                 Title: Vice President Law//Finance &
                                        Secretary


                                 GENERAL ELECTRIC CAPITAL CORPORATION,
                                 individually and as Agent
                                 for the Lenders

                                 By:   /s/

                                 Title:  Region Operations Manager

                       AMENDMENT NO. 2 TO CREDIT AGREEMENT

             THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this "Amendment") dated as of December 22, 1995, by and among Ladish Co., Inc., a Wisconsin corporation ("Borrower") and General Electric Capital Corporation, a New York corporation (in its individual capacity, "GE Capital"), for itself as Lender, and as Agent for the Lenders.

                              W I T N E S S E T H:

             WHEREAS, Borrower, Agent and GE Capital have entered into that certain Credit Agreement dated as of June 30, 1995, as amended on September 15, 1995 (the "Credit Agreement");

             WHEREAS, Borrower proposes to enter into a Note and Warrant Purchase Agreement (the "Initial Purchase Agreement") with certain purchasers listed on the schedule thereto (the "Purchasers"), pursuant to which the Purchasers shall purchase (i) $4,000,000 principal amount of senior subordinated notes (the "Senior Subordinated Notes") and (ii) warrants (the "Warrants") exercisable for 20,000,000 shares of the Borrower's common stock, and also proposes to enter into a Warrant Agreement with the Purchasers (a "Warrant Agreement") and a Registration Rights Agreement with the Purchasers (a "Registration Rights Agreement");

             WHEREAS, Borrower proposes to enter into one or more additional note purchase agreements on or before June 30, 1996 (individually, a "Subsequent Purchase Agreement," and collectively or together with the Initial Purchase Agreement, the "Purchase Agreements"), pursuant to which up to an additional $6,600,000 principal amount of Senior Subordinated Notes shall be sold, and also proposes to enter into further Warrant Agreements and Registration Rights Agreements;

             WHEREAS, Section 6.3 of the Credit Agreement provides that the Borrower shall not create, incur, assume or permit to exist any Indebtedness, except in limited circumstances;

             WHEREAS, Section 6.5 of the Credit Agreement provides that the Borrower shall not make any change in its capital structure that is not acceptable to Agent in its reasonable discretion;

             WHEREAS, Section 6.7 of the Credit Agreement provides that the Borrower shall not create, incur, assume or permit to exist any Lien on or with respect to its properties or assets, except in limited circumstances;

             WHEREAS, the parties hereto wish to amend the Credit Agreement to, among other things, allow Borrower to enter into the Purchase Agreements, Warrant Agreements and Registration Rights Agreements.

             NOW, THEREFORE, the parties hereto hereby agree as follows:

   1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

   2.   Amendments to the Credit Agreement.

        (a) The definition of "Change of Control" in Schedule A to the Credit Agreement is amended in its entirety to read as follows:

                  "Change of Control" shall mean any event, transaction or occurrence as a result of which, without the consent of the Agent (which consent shall not be unreasonably withheld), either (i) (x) Internationale Nederlanden (U.S.) Capital Corporation and its Affiliates shall cease to own or control at least 15% of the outstanding Stock (or rights to acquire Stock), on a fully diluted basis and (y) Grace Brothers Ltd. and its Affiliates shall cease to own or control at least 10% of the outstanding Stock (or rights to acquire Stock), on a fully diluted basis, or (ii) any other Person and its Affiliates shall own or control, directly or indirectly, in the aggregate 51% or more of the Voting Stock, on a fully diluted basis.

        (b) Section 6.3 of the Credit Agreement is amended by deleting the word "and " immediately before clause (vi) thereof and adding the following after such clause (vi):

        , and (vii) up to $10,600,000 original principal amount at the time of issue of senior subordinated notes (the "Senior Subordinated Notes") pursuant to that certain Note and Warrant Purchase Agreement (the "Initial Purchase Agreement"), dated as of December 22, 1995 among Borrower and the purchasers listed on Schedule I thereto and pursuant to any subsequent note purchase agreement (individually, a "Subsequent Purchase Agreement," and, together with the Initial Purchase Agreement, the "Purchase Agreements"), the notes for which are purchased on or before June 30, 1996, provided, that the terms and conditions of each such Purchase Agreement are substantially identical to the Initial Purchase Agreement, provided further, that the provisions of Article X and Section 11.16 of each such Purchase Agreement, the definitions used therein and the form of notes issued thereunder shall be identical in all respects to the provisions of
        Article X and Section 11.16 of the Initial Purchase Agreement, the definitions used therein and the form of notes issued thereunder, respectively, and provided further, that the Agent shall be provided with a true and complete copy of each Subsequent Purchase Agreement five Business Days prior to the effective date of such Subsequent Purchase Agreement.

        (c) Section 6.5 of the Credit Agreement is amended by adding the following at the end of clause (ii) thereof:

        , except for the issuance of up to 53,000,000 warrants in the aggregate pursuant to (x) the Purchase Agreements, (y) that certain Warrant Agreement (the "Warrant Agreement") dated as of December 22, 1995 between the Borrower and the purchasers listed therein and one or more subsequent warrant agreements (together with the Warrant Agreement, the "Warrant Agreements"), the terms of which are substantially identical to the Warrant Agreement and which are executed concurrently with one of the Purchase Agreements, (z) that certain Registration Rights Agreement (the "Registration Rights Agreement") dated as of December 22, 1995 between the Borrower and the purchasers listed therein and one or more subsequent registration rights agreements (together with the Registration Rights Agreement, the "Registration Rights Agreements"), the terms of which are substantially identical to the Registration Rights Agreement and which are executed concurrently with one of the Warrant Agreements and one of the Purchase Agreements.

        (d) Section 6.7 of the Credit Agreement is amended by deleting the word "and" immediately before clause (iv) thereof and adding the following after such clause (iv):

        , and (v) Liens in connection with any of the Purchase Agreements, provided that such Liens shall be junior and subordinated to the Liens under this Agreement on the express terms set forth in Article X and Section 11.16 of the Purchase Agreements, and the Borrower in all respects shall comply with the requirements thereof, and provided further, that the Borrower shall furnish to the Agent and its counsel a true and complete copy of each agreement, document and instrument granting or creating any such lien including any UCC statement, mortgage, recordation and similar filing documents, and any proposed amendments or modifications thereto from time to time, at least five Business Days prior to the execution thereof.

        (e) Section 8.1 of the Credit Agreement is amended by adding the following:

             (n) Any payment shall be made on account of any of the Senior Subordinated Notes or Subordinated Debt (as defined in the Purchase Agreements) or any breach of the provisions of Article X or Section
        11.16 of any of the Purchase Agreements shall occur or be continuing prior to termination of the Commitments and payment in full of the Revolving Credit Loan and the Term Loan and all fees, costs and expenses payable or reimbursable by Borrower pursuant to the Credit Agreement or any other Loan Agreement.

             (o) Any modification or amendment shall be made to any of the Purchase Agreements, Senior Subordinated Notes, Warrant Agreements or Registration Rights Agreements without the prior written consent of Agent, which consent shall not be unreasonably withheld.

   3. Incorporated Representations and Warranties. The representations and warranties contained in Article 3 of the Credit Agreement are and will be true and correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which they are true, correct and complete in all material respects as of such earlier date.

   4.   Representations and Warranties.    In order to induce Agent to enter
   into this Amendment, the Borrower represents and warrants that the copies of the Initial Purchase Agreement, the Warrant Agreement and the Registration Rights Agreement most recently caused by the Borrower to be provided to Agent are true and complete copies of the duly and validly executed Initial Purchase Agreement, the Warrant Agreement and the Registration Rights Agreement.

   5.   Return of Closing Fee.   Upon the effectiveness of the Initial
   Purchase Agreement and receipt by the Borrower of the proceeds of the Senior Subordinated Notes purchased thereunder, GE Capital will promptly credit the Borrower's account by the aggregate amount of $344,000, pursuant to Section 1 of the GE Capital Fee Letter. Upon the effectiveness of any Subsequent Purchase Agreement on or before June 30, 1996 and receipt by the Borrower of the proceeds of the Senior Subordinated Notes purchased thereunder, GE Capital will promptly further credit the Borrower's account by an aggregate amount equal to 8.6% of the net proceeds of the sale of the Senior Subordinated Notes, provided that the total amount of the Closing Fee returned by GE Capital on account of the Purchase Agreement and all Additional Purchase Agreements shall not exceed $645,000, pursuant to Section 1 of the GE Capital Fee Letter.

   6.   Miscellaneous.  The parties hereto hereby further agree as follows:

        6.1 Further Assurances. Each of the parties hereto hereby agrees to do such further acts and things and to execute, deliver and acknowledge such additional agreements, powers and instruments as any other party hereto may reasonably require to carry into effect the purposes of this Amendment.

        6.2  Costs, Expenses and Taxes; Indemnity.  The provisions of Section
   11.3 of the Credit Agreement are hereby incorporated by reference as if fully set forth herein mutatis mutandis and made applicable to this Amendment.

        6.3 Counterparts. This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one (1) such counterpart.

        6.4 Headings. Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

        6.5 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF ILLINOIS, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

        6.6 Binding Effect. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Except as expressly set forth to the contrary herein, this Amendment shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Amendment and their respective successors and permitted assigns.

        6.7 Amendment; Waiver; Reaffirmation of Loan Documents. The parties hereto agree and acknowledge that nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Credit Agreement or the other Loan Documents other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement and each of the other Loan Documents remain and continue in full force and effect and are hereby ratified and reaffirmed in all respects. No delay on the part of Agent in exercising any of their respective rights, remedies, powers and privileges under the Credit Agreement or any of the other Loan Documents or partial or single exercise thereof, shall constitute a waiver thereof.

        6.8 Financing Statements and Public Filings. The Agent agrees to consent or object to the form of any UCC statement or other recording document submitted to it on behalf of the Holders within five Business Days; provided, that no such consent shall be unreasonably withheld; and, provided, further, that the failure to object within five Business Days of such submission to the Agent shall be deemed a consent by the Agent to the filing of such UCC statement or other recording document on behalf of the Holders; and provided, further that such UCC statement or other recording document shall comply with the terms and provisions of Section 11.16 of the Purchase Agreements.


      [Balance of page intentionally left blank.  Signature pages follow.]

             IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.


                                 LADISH CO., INC.


                                 By:  /s/

                                 Title:  Vice President Law/Finance
                                         & Secretary


                                 GENERAL ELECTRIC CAPITAL CORPORATION,
                                   As Agent and as Lender


                                 By:  /s/

                                 Title: Senior Vice President Commercial
                                          Finance

                       AMENDMENT NO. 3 TO CREDIT AGREEMENT

             THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT (this "Amendment") dated as of June 17, 1996, by and among Ladish Co., Inc., a Wisconsin corporation ("Borrower") and General Electric Capital Corporation, a New York corporation (in its individual capacity, "GE Capital"), for itself as Lender, and as Agent for the Lenders.

                              W I T N E S S E T H:

             WHEREAS, Borrower, Agent and GE Capital have entered into that certain Credit Agreement dated as of June 30, 1995, as amended (the "Credit Agreement");

             WHEREAS, the Borrower is the sponsor of the defined benefit pension plans (the "Plans") set forth in Exhibit A hereto, covered by Title IV of ERISA; and

             WHEREAS, the Borrower has applied under section 412(d) of the Internal Revenue Code and section 303 of ERISA to the U.S. Internal Revenue Service ("IRS") for conditional waivers of the minimum funding standard for the Plans ("Funding Waivers") for plan year 1995. As a condition to granting the requested Funding Waivers, the IRS may require that security perfected and enforced by the Pension Benefit Guaranty Corporation ("PBGC") be provided to the Plans; and

             WHEREAS, in the event the Funding Waivers are granted, the Borrower has agreed to grant to the Plans and to PBGC a security interest and lien in the amount of $11.2 million on the property described in Exhibit B hereto (the "PBGC Collateral") to secure full and timely payment of all amounts owing by the Borrower to the Plans as payment for the Funding Waivers and payment to PBGC for liabilities that may arise under the provisions of Section 4062 of ERISA in the event that one or more of the Plans terminates prior to full payment of the amounts owing for the Funding Waivers; and

             WHEREAS, the parties hereto wish to amend the Credit Agreement to, among other things, allow Borrower to obtain the Funding Waivers and grant the PBGC Liens on the terms and conditions set forth in this Amendment No. 3.

             NOW, THEREFORE, the parties hereto hereby agree as follows:

             I. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

             II.  Amendments to the Credit Agreement.

             (a) Section 6.7 of the Credit Agreement is amended by deleting the word "and" immediately before clause (v) thereof and adding the following after such clause (v):

        , and (vi) Liens granted to the PBGC in all real estate currently owned by the Borrower and located in Cudahy, Wisconsin, and in all equipment and fixtures owned by the Borrower and located on such real estate and securing an amount payable to the PBGC under the Borrower's defined benefit pensions not to exceed $11,200,000, provided that (i) such Liens shall continue and be outstanding only as long as the Borrower has not repaid the amount of its minimum funding requirements waived as of the date hereof by the PBGC for the Borrower's 1995 plan year, (ii) such Liens shall be junior and subordinated to the Liens under this Agreement on the express terms set forth in the Intercreditor Agreement, dated as of June 17, 1996, by the Agent, ING Equity Partners, L.P. I, as agent for the holders of the Senior Subordinated Notes and the PBGC, as amended, supplemented or otherwise modified from time to time (the "PBGC Intercreditor Agreement"), (iii) the Borrower shall not amend or otherwise modify without the prior written consent of the Agent that certain Payment and Security Agreement, dated June 17, 1996 by and between the Borrower and the PBGC (the "PBGC Agreement"), which consent of the Agent shall not be unreasonably withheld, provided that the Agent shall in its sole and absolute discretion have the right to consent to any additional Liens that might be proposed by the Borrower to secure any obligations to the PBGC, and (iv) the Borrower shall furnish to the Agent and its counsel a true and complete copy of each agreement, document and instrument granting or creating any such lien including any UCC statement, mortgage, recordation and similar filing documents, and any proposed amendments or modifications thereto from time to time, at least five Business Days prior to the execution thereof.

        (b) Section 8.1 of the Credit Agreement is amended by adding the following:

             (p) Any breach by the Borrower or any of the holders of the Senior Subordinated Notes of the PBGC Intercreditor Agreement shall occur or be continuing.

             (q) Any breach by the Borrower shall occur or be continuing under the PBGC Agreement or any other document or instrument related thereto or arising thereunder.

             III. Incorporated Representations and Warranties. The representations and warranties contained in Article 3 of the Credit Agreement are and will be true and correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which they are true, correct and complete in all material respects as of such earlier date.

             IV. Representations and Warranties. In order to induce Agent to enter into this Amendment, the Borrower represents and warrants that the copy of the PBGC Agreement most recently caused by the Borrower to be provided to Agent is a true and complete copy of the duly and validly executed PBGC Agreement.

             V. Waiver. GE Capital, individually and in its capacity as Agent, hereby waives any breach of the Credit Agreement caused by the failure of the Borrower to pay the amount of the Funding Waivers prior to the Borrower's entering into the PBGC Agreement.

             VI. Miscellaneous. The parties hereto hereby further agree as follows:

             6.1 Further Assurances. Each of the parties hereto hereby agrees to do such further acts and things and to execute, deliver and acknowledge such additional agreements, powers and instruments as any other party hereto may reasonably require to carry into effect the purposes of this Amendment.

             6.2  Costs, Expenses and Taxes; Indemnity.  The provisions of
        Section 11.3 of the Credit Agreement are hereby incorporated by reference as if fully set forth herein mutatis mutandis and made applicable to this Amendment.

             6.3 Counterparts. This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one (1) such counterpart.

             6.4 Headings. Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

             6.5 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF ILLINOIS, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

             6.6 Binding Effect. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Except as expressly set forth to the contrary herein, this Amendment shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Amendment and their respective successors and permitted assigns.

             6.7 Amendment; Waiver; Reaffirmation of Loan Documents. The parties hereto agree and acknowledge that nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Credit Agreement or the other Loan Documents other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement and each of the other Loan Documents remain and continue in full force and effect and are hereby ratified and reaffirmed in all respects. No delay on the part of Agent in exercising any of their respective rights, remedies, powers and privileges under the Credit Agreement or any of the other Loan Documents or partial or single exercise thereof, shall constitute a waiver thereof.

             6.8 Financing Statements and Public Filings. The Agent agrees to consent or object to the form of any UCC statement or other recording document submitted to it on behalf of the PBGC within five Business Days; provided, that no such consent shall be unreasonably withheld; and, provided, further that such UCC statement or other recording document shall comply with the terms and provisions of the PBGC Intercreditor Agreement.


                   [Balance of page intentionally left blank.
                            Signature pages follow.]

             IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.



                                 LADISH CO., INC.


                                 By: /s/

                                 Title:________________________



                                 GENERAL ELECTRIC CAPITAL CORPORATION,
                                   As Agent and as Lender


                                 By: /s/

                                 Title:_________________________

                       AMENDMENT NO. 4 TO CREDIT AGREEMENT


             This AMENDMENT NO. 4 TO CREDIT AGREEMENT (this "Amendment") is entered into as of this 12th day of November, 1996 by and among LADISH CO., INC., a Wisconsin corporation ("Borrower"), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself as Lender and as Agent for Lenders, and the other Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement (as hereinafter defined).

                                    RECITALS

             WHEREAS, Borrower, Agent and Lenders have entered into that certain Credit Agreement dated as of June 30, 1995 (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"); and

             WHEREAS, Borrower, Agent and Lenders wish to amend the Credit Agreement to increase the Revolving Credit Loan Commitment from Thirty-Seven Million Dollars ($37,000,000) to Forty-Five Million Dollars ($45,000,000), thereby increasing the Commitments from Forty-Five Million Dollars ($45,000,000) to Fifty-Three Million Dollars ($53,000,000);

             WHEREAS, Borrower, Agent and Lenders wish to amend the Credit Agreement to reduce the Non-Use Fee;

             NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

             SECTION 1.     Amendments to the Credit Agreement.

             (a) The first recital to the Credit Agreement is amended in its entirety to read as follows:

                  WHEREAS, Borrower desires that Lenders extend a revolving and term credit facility to Borrower for the purpose of refinancing certain indebtedness of Borrower, to provide working capital financing for Borrower and to provide funds for other general corporate purposes of Borrower; and Borrower desires to borrow up to Fifty-Three Million Dollars ($53,000,000) from Lenders, and Lenders are willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein;

             (b) Section 1.8(b) of the Credit Agreement is amended in its entirety to read as follows:

                  (b) As additional compensation for Lenders' costs and risks in making the Revolving Credit Loan available to Borrower, Borrower agrees to pay to Agent, for the ratable benefit of Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrower's non-use of available funds (the "Non-use Fee") in amount equal to one-quarter of one percent (1/4%) per annum (calculated on the basis of a 360 day year for actual days elapsed) of the difference between the respective daily averages of (i) the Maximum Revolving Credit Loan (as it may be adjusted from time to time hereunder) and (ii) the amount of the Revolving Credit Loan outstanding during the period for which the Non-use Fee is due.

             (c) The definition of "Commitments" in Schedule A to the Credit Agreement is amended in its entirety to read as follows:

                  "Commitments" shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances and the Term Loan as set forth on the signature page to the Agreement or in the most recent Lender Addition Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances and the Term Loan, which aggregate commitment shall be Forty-Three Million Dollars ($43,000,000) on the Closing Date, shall increase to Forty-Five Million Dollars ($45,000,000) on September 15, 1995, and shall increase to Fifty-Three Million Dollars ($53,000,000) on November __, 1996, as such amount may be further adjusted, if at all, from time to time in accordance with the Credit Agreement.

             (d) The definition of "Revolving Credit Loan Commitment" in Schedule A to the Credit Agreement is amended in its entirety to read as follows:

                  "Revolving Credit Loan Commitment" shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances as set forth on the signature page to the Agreement or in the most recent Lender Addition Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances, which aggregate commitment shall be Thirty-Five Million Dollars ($35,000,000) on the Closing Date, shall increase to Thirty-Seven Million Dollars ($37,000,000) on September 15, 1995 and shall increase to Forty-Five Million Dollars ($45,000,000) on November __, 1996, as such amount may be further adjusted, if at all, from time to time in accordance with the Credit Agreement.

             (e) The Revolving Credit Loan Commitment of GE Capital set forth on the signature page of the Credit Agreement is amended from Thirty-Seven Million Dollars ($37,000,000) to Forty-Five Million Dollars ($45,000,000).

             Section 2. Representations and Warranties of Borrower. Borrower represents and warrants that:

                  (a) The execution, delivery and performance by Borrower of this Amendment, the new Revolving Credit Note and the amended Mortgages have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

                  (b) Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof;

                  (c) Neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate
        (i) any provision of Borrower's certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality or (iii) indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document a copy of which has been delivered to Agent on or before the date hereof;

                  (d) Since the Closing Date, no provisions of Borrower's certificate or articles of incorporation or by-laws have been amended or changed; and

                  (e) No Default or Event of Default has occurred and is continuing.

             Section 3.     Reference to and Effect Upon the Credit
   Agreement.

             (a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

             (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby. Each reference in the Credit Agreement to the "Revolving Credit Note" shall mean and be a reference to the Revolving Credit Note executed of even date with this Amendment.

             Section 4. Costs and Expenses. As provided in Section 11.3 of the Credit Agreement, Borrower agrees to reimburse Agent upon demand for all costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

             Section 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

             Section 6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

             Section 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

             Section 8. Effectiveness. This Amendment shall become effective upon:

             (a) the receipt of executed original signature pages to this Amendment by Lenders and Borrower;

             (b) the receipt of an executed original Revolving Credit Note in the amount of Forty-Five Million Dollars ($45,000,000), evidencing the Revolving Credit Loan, both existing outstanding amounts and future borrowings, and the return of the prior Revolving Credit Note in the amount of Thirty-Seven Million Dollars ($37,000,000);

             (c) receipt of an executed original certificate from the Secretary of the Borrower, certifying as to (i) resolutions of the Board of Directors of Borrower duly authorizing the execution, delivery and effectiveness of this Amendment and all other instruments and documents to be delivered by the Borrower; and (ii) incumbency of qualified officers of the Borrower;

             (d) receipt of an executed original certificate from an authorized officer of the Borrower, certifying that no Default or Event of Default has occurred and is continuing;

             (e) receipt of executed original signature pages to amended Mortgages covering all of the Mortgaged Properties;

             (f) receipt of a satisfactory original opinion of counsel from Wayne Larsen, General Counsel of Borrower; and

             (g)  reimbursement of Agent's costs and expenses as provided in
   Section 4 hereof.


             IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


                                 LADISH CO., INC.

                                 By:  /s/

                                 Title:


                                 GENERAL ELECTRIC CAPITAL CORPORATION,
                                 individually and as Agent
                                 for the Lenders

                                 By:  /s/

                                 Title:

                       AMENDMENT NO. 5 TO CREDIT AGREEMENT

             This AMENDMENT NO. 5 TO CREDIT AGREEMENT (this "Amendment") is entered into as of this 8th day of April, 1997 by and among LADISH CO., INC., a Wisconsin corporation ("Borrower"), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, ("GE Capital"), for itself as Lender and as Agent for Lenders, and the other Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement (as hereinafter defined).

                                    RECITALS

             WHEREAS, Borrower, Agent and Lenders have entered into that certain Credit Agreement dated as of June 30, 1995 (as amended, supplemented, restated or otherwise modified from time to time, the ("Credit Agreement");

             WHEREAS, Borrower, Agent and Lenders wish to terminate the Borrower's right to choose the LIBOR pricing option; and

             WHEREAS, Borrower, Agent and Lenders wish to amend the Credit Agreement to provide for adjustments to the Applicable Margin for LIBOR Loans and to change the amount to be paid to Agent, for the benefit of the Lenders, as a result of a voluntary prepayment.

             NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

             SECTION 1. Termination of LIBOR Pricing Option. Upon the effectiveness of this Amendment pursuant to Section 9 hereof, the Borrower shall no longer have the option to elect LIBOR pricing and all existing LIBOR Loans immediately shall be converted to Index Rate Loans.

             SECTION 2.     Amendments to the Credit Agreement.

             (a) Section 1.3(d) of the Credit Agreement is amended in its entirety to read as follows:

                  "(d) Borrower shall have the right at any time on thirty
   (30) days' prior written notice to Agent to voluntarily:

                  (i) prepay all or part of the Term Loan, provided that any such voluntary prepayment shall be accompanied by the payment of the fee required by Section 1.8(c), if any, plus the payment of any LIBOR funding breakage costs in accordance with Section 1.13(c); and

                  (ii) permanently reduce the Revolving Credit Loan Commitment in whole or in part ratably among the Lenders in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 excess thereof; provided, however, that the amount of the Revolving Outstanding Advances; provided further that any such voluntary reduction shall be accompanied by the payment of the fee required by Section 1.8(c), if any, plus the payment of any LIBOR funding breakage costs in accordance with Section 1.13(c)."

             (b) The second sentence of Section 1.5(c) of the Credit Agreement is deleted and replaced by the following text:

             "The Index Rate shall be determined each day based upon the Index Rate as in effect each day."

             "(c) Except as set forth in Section 1.3(d) above, if, prior to July 1, 1999, Borrower shall prepay the Term Loans or permanently reduce the Revolving Credit Loan Commitment, Borrower shall pay to the Agent, for the benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available to Borrower hereunder an amount determined by multiplying one percent (1%) by, in the case of a prepayment of the Term Loan, the amount of such prepayment, and in the case of a permanent reduction in the Revolving Credit Loan Commitment, the amount of such reduction."

             (d) The definition of "Applicable Margin" in Schedule A to the Credit Agreement is amended in its entirety to read as follows:

                  ""Applicable Margin" shall mean, for Index Rate Loans, until June 1, 1997, two and one-half percent (2.5%), and thereafter a percentage in effect for the ten applicable Margin Period equal to the percentage shown below opposite the Borrower's EBITDA for the twelve (12) full consecutive calendar months ending with the most recent Fiscal Month prior to such Margin Period for which Borrower has delivered its monthly financial statements to Agent pursuant to clause (a) of Schedule G ("EBITDA Calculation Period"):

                                 Applicable Margin for
   EBITDA for the EBITDA         Index Rate Loans for the
   Calculation Period            Related Margin Period

   Greater than $23,500,000           2.00%

   Greater than $20,750,000
   but less than or equal to
   $23,500,000                        2.50%

   Less than or equal to
   $20,750,000                        3.00%


   As used in this definition: "Margin Period" shall mean, on any date of determination, the period (i) commencing five (5) days after the delivery of its monthly financial statements by the Borrower to the Agent as required by clause (a) of Schedule G for its most recent Fiscal Month, and
   (ii) ending four (4) days after the delivery of such monthly financial statements for the next succeeding Fiscal Month."

             (e) The definition of "Index Rate" in Schedule A to the Credit Agreement is amended in its entirety to read as follows:

                  ""Index Rate" shall mean, for any day, the published rate for the thirty-day dealer placed commercial paper (sold through the dealers by major corporations) which normally is published in the "Money Rates" section of The Wall Street Journal for such day or, in the event such reports shall not so appear, in such other nationally recognized publications as Agent may, from time to time, specify to Borrower."

             Section 3. Representations and Warranties of Borrower. Borrower represents and warrants that:

                  (a) The execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

                  (b) Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof;

                  (c) Neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of Borrower's certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality or (iii) indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document a copy of which has been delivered to Agent on or before the date hereof;

                  (d) Since the Closing Date, no provisions of Borrower's certificate or articles of incorporation or by-laws have been amended or changed; and

                  (e) No Default or Event of Default has occurred and is continuing.

             Section 4.     Reference to and Effect Upon the Credit
   Agreement.

             (a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

             (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby. Each reference in the Credit Agreement to the "Revolving Credit Note" shall mean and be a reference to the Revolving Credit Note executed of even date with this Amendment.

             Section 5. Costs and Expenses. As provided in Section 11.3 of the Credit Agreement, Borrower agrees to reimburse Agent upon demand for all costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

             Section 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

             Section 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

             Section 8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

             Section 9. Effectiveness. This Amendment shall become effective upon:

             (a) the receipt of executed original signature pages to this Amendment by Lenders and Borrower;

             (b) receipt of an executed original certificate from the Secretary of the Borrower, certifying as to (i) resolutions of the Board of Directors of Borrower duly authorizing the execution, delivery and effectiveness of this Amendment and all other instruments and documents to be delivered by the Borrower; and (ii) incumbency of qualified officers of the Borrower;

             (c) receipt of an executed original certificate from an authorized officer of the Borrower, certifying that no Default or Event of Default has occurred and is continuing;

             (d) receipt of a satisfactory original opinion of counsel from Wayne Larsen, General Counsel of Borrower; and

             (e)  reimbursement of Agent's costs and expenses as provided in
   Section 5 hereof.

             IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                                 LADISH CO., INC.

                                 By:  /s/

                                 Title:

                                 GENERAL ELECTRIC CAPITAL CORPORATION,
                                 individually and as Agent
                                 for the Lenders

                                 By:   /s/


                                 Title: Duly Authorized Signatory

                       AMENDMENT NO. 6 TO CREDIT AGREEMENT


             This AMENDMENT NO. 6 TO CREDIT AGREEMENT (this "Amendment") is entered into as of this 23rd day of May, 1997 by and among LADISH CO., INC., a Wisconsin corporation ("Borrower"), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself as Lender and as Agent for Lenders, and the other Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement (as hereinafter defined).

                                    RECITALS

             WHEREAS, Borrower, Agent and Lenders have entered into that certain Credit Agreement dated as of June 30, 1995 (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement");

             WHEREAS, Borrower has entered into an Asset Purchase Agreement dated April 24, 1997 (the "Trinity Asset Purchase Agreement") with Trinity Fitting & Flange Group, Inc., a Delaware corporation ("Trinity"), pursuant to which Borrower is selling and Trinity is purchasing certain assets related to the Borrower's Industrial Products Division;

             WHEREAS, Borrower proposes to purchase (the "Stowe Purchase") substantially all of the assets (the "Stowe Assets") of Stowe Machine Company, Incorporated, a Connecticut corporation ("Stowe"); and

             WHEREAS, the parties hereto wish to enter into this Amendment to consent to the Trinity Asset Purchase Agreement, waive any Defaults caused thereby, consent to the Stowe Purchase and amend the Credit Agreement as provided herein.

             NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

             SECTION 1. Consent and Waiver. Subject to the satisfaction of each of the conditions set forth in Section 9 of this Amendment, Agent and Lenders hereby consent to the execution and consummation of the Trinity Asset Purchase Agreement and waive any existing Default caused solely by the execution of the Trinity Asset Purchase Agreement; provided that the proceeds received pursuant thereto is applied to the Revolving Credit Loan; provided further that the escrow agent under that certain Escrow Agreement to be executed pursuant to Section 11.1. of the Trinity Asset Purchase Agreement (the "Escrow Agreement") shall have acknowledged that Agent has a first priority perfected security interest in the Borrower's interest in any funds deposited in escrow pursuant to the Escrow Agreement, such acknowledgment to be in form and substance satisfactory to Agent, and provided further that the Trinity Asset Purchase Agreement shall not be materially amended without the consent of the Agent.

             SECTION 2.     Amendments to the Credit Agreement.

             (a) Section 1.4 of the Credit Agreement is amended in its entirety to read as follows:

                  "1.4  Use of Proceeds.   (a) Borrower shall utilize the
        proceeds of Revolving Credit Advances solely for the Refinancing (and to pay any related transaction expenses) and for the financing of ordinary working capital and general corporate needs (but excluding in any event any direct or indirect redemption, purchase, repayment or defeasance of any Stock of Borrower).

                  (b)  Notwithstanding Section 1.4(a), but subject to Section
        1.1 (a), Borrower shall not utilize proceeds of the Trinity Asset Purchase which flow through the Revolving Credit Advances to pay to its Pension Plans except in an amount not to exceed ten million dollars ($10,000,000) in the aggregate; provided that on or before the date of such Revolving Credit Advances, each of the following shall have occurred in form and substance satisfactory to the Agent:
        (i) the PBGC shall have released its Liens on Borrower's property and withdraw all other conditions and requirements imposed in connection with its conditional waiver of the minimum funding standards for Borrower's Plans, (ii) that certain Intercreditor Agreement dated as of June 17, 1996, by Agent, ING Equity Partners, L.P. I, as agent for the Noteholders and the PBGC shall have been terminated, and (iii) that certain Payment and Security Agreement dated as of June 17, 1996 between Borrower and the PBGC shall have been terminated.

                  (c)  Notwithstanding Section 1.4(a), but subject to Section
        1.1 (a), Borrower shall not utilize proceeds of Revolving Credit Advances Borrower to purchase assets other than in the ordinary course of business except for an amount not to exceed eight million five hundred thousand dollars ($8,500,000) in the aggregate to purchase the Stowe Assets; provided that the terms and conditions of the Stowe Purchase are satisfactory to Agent in its reasonable discretion and provided further that on or before the date of such Revolving Credit Advances, any Liens on Stowe Assets shall have been released and Borrower shall have executed and delivered in form and substance satisfactory to Agent (i) mortgages with respect to any Stowe Assets which constitute real property and (ii) UCC financing statements for each jurisdiction in which Stowe Assets are located.

                  (d) Notwithstanding Section 1.4(a) and Section 6.3, but subject to Section 1.1(a) and the provisos contained in Section 1.4(c), Borrower may execute a note in the principal amount of one million dollars ($1,000,000) in favor of the shareholders of Stowe and use proceeds of Revolving Credit Advances to pay interest and principal on the note."

             (c) Schedule I to the Credit Agreement is amended in its entirety to read as provided in Exhibit A hereto.

             SECTION 3. Representations and Warranties of Borrower. Borrower represents and warrants that:

                  (a) The execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as the enforcement thereof may be subject to
        (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

                  (b) Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof;

                  (c) Neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate
        (i) any provision of Borrower's certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality or (iii) indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document a copy of which has been delivered to Agent on or before the date hereof;

                  (d) Since the Closing Date, no provisions of Borrower's certificate or articles of incorporation or by-laws have been amended or changed; and

                  (e) No Default or Event of Default has occurred and is continuing.

             SECTION 4.     Reference to and Effect Upon the Credit
   Agreement.

             (a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

             (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby. Each reference in the Credit Agreement to the "Revolving Credit Note" shall mean and be a reference to the Revolving Credit Note executed of even date with this Amendment.

             SECTION 5. Costs and Expenses. As provided in Section 11.3 of the Credit Agreement, Borrower agrees to reimburse Agent upon demand for all costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

             SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

             SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

             SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

             SECTION 9. Effectiveness. This Amendment shall become effective upon:

             (a) the receipt of executed original signature pages to this Amendment by Lenders and Borrower;

             (b) receipt of an executed original certificate from the Secretary of the Borrower, certifying as to (i) resolutions of the Board of Directors of Borrower duly authorizing the execution, delivery and effectiveness of this Amendment and all other instruments and documents to be delivered by the Borrower; and (ii) incumbency of qualified officers of the Borrower;

             (c) receipt of an executed original certificate from an authorized officer of the Borrower, certifying that no Default or Event of Default has occurred and is continuing;

             (d) receipt of a satisfactory original opinion of counsel from Wayne Larsen, Vice President Law/Finance of Borrower;

             (e)  reimbursement of Agent's costs and expenses as provided in
   Section 5 hereof; and

             (f) receipt of a Borrowing Base Certificate certified by Borrower's Financial Officer after giving effect to the Trinity Asset Purchase Agreement, in form and substance satisfactory to Agent.

             IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


                                 LADISH CO., INC.

                                 By:  /s/

                                 Title:  Treasurer


                                 GENERAL ELECTRIC CAPITAL CORPORATION,
                                 individually and as Agent
                                 for the Lenders


                                 By:  /s/

                                 Title:   Duly Authorized Signatory

                       AMENDMENT NO. 7 TO CREDIT AGREEMENT


             This AMENDMENT NO. 7 TO CREDIT AGREEMENT (this "Amendment") is entered into as of this 2nd day of July, 1997 by and among LADISH CO., INC., a Wisconsin corporation ("Borrower"), STOWE MACHINE CO., INC., a Nevada corporation and a wholly-owned subsidiary of Borrower ("Guarantor"), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself as Lender and as Agent for Lenders, and the other Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement (as hereinafter defined).

                                    RECITALS

             WHEREAS, Borrower, Agent and Lenders have entered into that certain Credit Agreement dated as of June 30, 1995 (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement");

             WHEREAS, Borrower entered into an Asset Purchase Agreement dated June 18, 1997 (the "Stowe Asset Purchase Agreement") with Stowe Machine Company, Incorporated, a Connecticut corporation ("Stowe"), pursuant to which Borrower purchased substantially all of the assets of Stowe (the "Stowe Assets").

             WHEREAS, Borrower caused Guarantor to be formed as a wholly-owned subsidiary of Borrower and caused some or all of the Stowe Assets to be transferred to Guarantor;

             WHEREAS, as a condition to making the Loans under the Credit Agreement to fund the purchase of the Stowe Assets and allowing the formation of Guarantor, Agent requires that (i) the Borrower pledge the Stowe Assets to secure the Obligations and (ii) Guarantor guarantee the Obligations and pledge the Stowe Assets to secure such guaranty;

             WHEREAS, the parties hereto wish to enter into this Amendment to consent to the formation of Guarantor and the transfer of the Stowe Assets to Guarantor, waive any Defaults caused thereby and amend the Credit Agreement as provided herein.

             NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

             SECTION 1. Consent and Waiver. Subject to the satisfaction of each of the conditions set forth in Section 10 of this Amendment, Agent and Lenders hereby consent to the formation of Guarantor and the transfer of the Stowe Assets to Guarantor and waive any existing Default caused solely thereby.

             SECTION 2.     Amendments to the Credit Agreement.

             (a) Sections 5 and 6 of the Credit Agreement are amended by (i) deleting each reference therein to "Borrower shall not" and replacing each such reference with a reference to "Borrower shall not, and shall not cause or permit any Subsidiary to," and (ii) deleting each other reference therein to "Borrower shall" and replacing each such reference with a reference to "Borrower shall, and shall cause each Subsidiary to,".

             (b) Section 6.2 of the Credit Agreement is amended by inserting the following text at the end of such Section:

        ", provided that Borrower may make loans and advances to Guarantor and Guarantor may make loans and advances to Borrower.

             (c) The financial covenants referred to in Section 6.10 of the Credit Agreement and Schedule I thereto henceforth shall be calculated for Borrower and its Subsidiaries on a consolidated basis. All defined terms used therein shall henceforth be deemed to refer to Borrower and its Subsidiaries on a consolidated basis.

             (d)  The following text is added as Section 12 of the Credit
   Agreement:

        "12. GUARANTY

                  Guarantor hereby unconditionally guarantees the due and punctual payment of all Obligations of Borrower from time to time outstanding, including without limitation the due and punctual payment of the principal of and interest on the Loans made to Borrower pursuant to this Agreement and the due and punctual payment of all other amounts payable by Borrower under this Agreement or the other Loan Documents (collectively, the "Guaranteed Obligations").

                  The obligations of Guarantor under this Section 12 and under any other Loan Document executed by Guarantor shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

             (a) any extension, renewal, settlement, compromise, waiver or release in respect of any Guaranteed Obligation of Borrower or the Collateral therefor under this Agreement or the other Loan Documents unless such extension, renewal, settlement, compromise, waiver or release expressly applies to any Guaranteed Obligation;

             (b) any modification or amendment of or supplement to this Agreement or the other Loan Documents unless such modification, amendment or supplement expressly releases or discharges the Guaranteed Obligations;

             (c) any change in the corporate existence, structure or ownership of Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Borrower or its Collateral or assets;

             (d) the existence of any claim, set-off or other rights which Borrower may have at any time against Guarantor, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

             (e) any invalidity or unenforceability for any reason of any provision or all of this Agreement or the other Loan Documents relating to or against Borrower, or any provision of applicable law or regulation purporting to prohibit the payment by Borrower of the principal of or interest on any Note or any other amount payable by it under this Agreement or the other Loan Documents; or

             (f) any other act or omission to act or delay of any kind by Borrower, Agent, any Lender or any other Person, or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of Borrower's obligations under this Agreement or the other Loan Documents.

                  Guarantor's obligations under this Section 12 and under any other Loan Document executed by Guarantor shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and this Agreement and the other Loan Documents shall have terminated in accordance with their terms. If at any time any payment of the principal of or interest on any Note made by Borrower or any other amount payable by Borrower under this or the other Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, Guarantor's obligations under this Section 12 with respect to such payment shall be revived and continued in full force and effect.

                  Guarantor irrevocably waives notice, presentment, protest, notice, demand or action on delinquency in respect of the Guaranteed Obligations or any part thereof, including any right to require the Agent or the Lenders to sue the Borrower, any other guarantor or any other Person obligated with respect to the Obligations or any part thereof, or otherwise to enforce payment thereof against any collateral securing the same.

                  Until the Obligations are paid in full, the Guarantor shall not exercise any right of subrogation, reimbursement, contribution or indemnity with respect to payments made by the Guarantor pursuant to this Section 12 or under any other Loan Document executed by Guarantor. In the event that the demand for payment of any amount payable by Borrower under this Agreement or the other Loan Documents is stayed upon the insolvency, bankruptcy or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents shall nonetheless be payable by the Guarantor hereunder forthwith upon demand by the Agent.

                  If in any action or proceeding involving any state, federal or foreign bankruptcy, insolvency or other law affecting the rights of creditors generally, the obligations of Guarantor set forth in this Section 12 or under any other Loan Document executed by Guarantor would be held or determined to be void, invalid or unenforceable on account of the amount of the aggregate liability of Guarantor hereunder, then notwithstanding any other provision of this
        Section 12 or under any other Loan Document executed by Guarantor to the contrary, the aggregate amount of Guarantor's liability shall, without any further action of Agent or any other Person, be automatically limited and reduced with respect to Guarantor to the highest amount which is valid and enforceable as determined in such action or proceeding."

             (e)  Schedules 1.9, 3.7, 3.9, 3.10, 3.15, 3.17, 3.28, 5.1, 6.3,
   6.4(a), 6.4(b), 6.7, 11.8 to the Credit Agreement are amended in their entirety to read as provided in Exhibit A hereto.

             (f) The definitions of "Accounts," "Copyright License," "Copyrights," "Documents," "Equipment," "Fiscal Quarter," "Fixtures," "General Intangibles," "Goods," "Hazardous Material," "Instruments," "Inventory," "License," "Material Adverse Effect," "Mortgages," "Patent License," "Patents," "Permitted Encumbrances," "Proceeds," "Trademark License," "Trademarks" and "Work-in-Process" in Schedule A to the Credit Agreement are amended by deleting each reference therein to "Borrower" and replacing each such reference with a reference to "Borrower or any Subsidiary" and deleting each reference therein to "Borrower's" and replacing each such reference with a reference to "Borrower's or any Subsidiary's."

             (g) The definition of "Agreement" in Schedule A to the Credit Agreement is amended by inserting the word "Guarantor," directly after the reference to "Borrower."

             (h) The definition of "Obligations" in Schedule A to the Credit Agreement is amended by inserting the words "or Guarantor" directly after each reference to "Borrower."

             (i) The definition of "Security Agreement" in Schedule A to the Credit Agreement is amended by inserting the words " and Guarantor" directly after the reference to "Borrower."

             (j) Schedule A to the Credit Agreement is amended by inserting the following definition in appropriate alphabetical order:

                  ""Guarantor" shall mean Stowe Machine Co., Inc., a Nevada corporation."

             (k) The financial statements and operating plans to be delivered pursuant to Sections (a), (b), (c) and (d) of Schedule G to the Credit Agreement henceforth shall be prepared for Borrower and its Subsidiaries on a consolidated and a consolidating basis.

             SECTION 3. Representations and Warranties of Borrower. Borrower represents and warrants that:

                  (a) The execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as the enforcement thereof may be subject to
        (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

                  (b) After giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof with respect to Borrower and its Subsidiaries;

                  (c) Neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate
        (i) any provision of Borrower's certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality or (iii) indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document a copy of which has been delivered to Agent on or before the date hereof;

                  (d) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

             SECTION 4. Representations and Warranties of Guarantor. Guarantor represents and warrants that:

                  (a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                  (b) Guarantor is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification;

                  (c) Guarantor has the requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted;

                  (d) Guarantor has all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct;

                  (e) Guarantor is in compliance with its charter and by-laws;

                  (f) Guarantor is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

                  (g) After giving effect to this Amendment, each of the representations and warranties made by Borrower in Sections 3.2, 3.7,3.9, 3.10, 3.13, 3.15, 3.17, 3.18, 3.20, 3.21, 3.22, 3.23, 3.25
        and 3.26 of the Credit Agreement are true and correct as if made by Guarantor with respect to Guarantor and its properties on the date hereof.

                  (h) The execution, delivery and performance by Guarantor of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

                  (i) Neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate
        (i) any provision of Guarantor's certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality or (iii) indenture, mortgage, deed of trust, lease, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document a copy of which has been delivered to Agent on or before the date hereof; and

                  (j) Guarantor's federal employee identification number is 06-1487703.

             SECTION 5.     Reference to and Effect Upon the Credit
   Agreement.

             (a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

             (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

             SECTION 6. Costs and Expenses. As provided in Section 11.3 of the Credit Agreement, Borrower agrees to reimburse Agent upon demand for all costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

             SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

             SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

             SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

             SECTION 10. Effectiveness. This Amendment shall become effective upon:

             (a) the receipt of executed original signature pages to this Amendment by Lenders, Borrower and Guarantor;

             (b) the receipt of executed original signature pages to that certain Amendment No. 1 to Security Agreement, of even date herewith by Borrower and Guarantor;

             (c) the receipt of executed original signature pages to that certain Mortgage of even date herewith by Guarantor in favor of Agent, covering real estate located in Connecticut;

             (d) evidence satisfactory to Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority security interest in the Guarantor Collateral, including (i) such documents duly executed by Guarantor (including financing statements under the UCC and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests in the Guarantor Collateral and (ii) copies of UCC search reports listing all effective financing statements that name Guarantor, as debtor, together with copies of such financing statements, none of which shall cover the Guarantor Collateral.

             (e) receipt of an executed original certificate from the Secretary of each of Borrower and Guarantor, certifying as to (i) resolutions of the Board of Directors of such entity duly authorizing the execution, delivery and effectiveness of this Amendment and all other instruments and documents to be delivered by such entity; and (ii) incumbency of qualified officers of such entity;

             (f) receipt of an executed original certificate from an authorized officer of each of Borrower and Guarantor, certifying that no Default or Event of Default has occurred and is continuing;

             (g) receipt of (i) certified copies of Guarantor's certificate or articles of incorporation and all amendments thereto, (ii) good standing certificate (including verification of tax status) for Guarantor in its state of incorporation and (iii) for each of Borrower and Guarantor, good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where Guarantor's ownership or lease of property or the conduct of its business requires such qualification, each of the foregoing dated a recent date prior to the dated hereof and certified by the applicable Secretary of State or other authorized governmental entity.

             (h) receipt of a satisfactory original opinions of counsel from Wayne Larsen, Vice President Law/Finance of Borrower and Vice President Law/Finance of Guarantor;

             (i)  receipt of an executed copy of the Stowe Purchase
   Agreement; and

             (j)  reimbursement of Agent's costs and expenses as provided in
   Section 7 hereof; and


             IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


                                 LADISH CO., INC.

                                 By:  /s/

                                 Title:  Vice President Law/Finance


                                 STOWE MACHINE CO., INC.

                                 By:

                                 Title: Vice President & Secretary


                                 GENERAL ELECTRIC CAPITAL CORPORATION,
                                 individually and as Agent
                                 for the Lenders

                                 By:    /s/

                                 Title: